SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           REGENCY CENTERS CORPORATION
                (Name of Registrant as Specified in Its Charter)

                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        ________________________________________________________________________

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    (6) ________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
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

                           Regency CENTERS CORPORATION

                                 ---------------

                           NOTICE AND PROXY STATEMENT

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 2003

TO THE HOLDERS OF COMMON STOCK:

         PLEASE TAKE NOTICE that the annual meeting of shareholders of Regency Centers Corporation will be held on Tuesday, May 6, 2003, at 11:00 A.M., Eastern time, in the Tampa Room, Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida.

         The meeting will be held for the following purposes:

         1. To elect one Class III director and four Class I directors to serve terms expiring at the annual meeting of shareholders to be held in 2005 and 2006, respectively, and until their successors have been elected and qualified.

         2. To consider and approve the proposed amendment and restatement of Regency's 1993 Long Term Omnibus Plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The shareholders of record at the close of business on March 21, 2003 will be entitled to vote at the annual meeting.

         We hope you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. You may also vote via the Internet, or by telephone, as instructed on the enclosed proxy. If you are able to attend the meeting, you may revoke your proxy and vote in person.

                                        By Order of the Board of Directors,


                                        J. Christian Leavitt
                                        Senior Vice President, Secretary
                                          and Treasurer
Dated:   April 3, 2003

                                TABLE OF CONTENTS
                                                                            Page


VOTING SECURITIES.............................................................2
         Stock Ownership Policy for Officers and Directors....................3

         Expiration of Security Capital Standstill............................4

PROPOSAL 1:  ELECTION OF DIRECTORS............................................4
         Board of Directors and Standing Committees...........................8

AUDIT COMMITTEE REPORT.......................................................10
Compensation Committee Report on Executive Compensation......................11
COMPARATIVE STOCK PERFORMANCE................................................15
EXECUTIVE COMPENSATION.......................................................16
CERTAIN TRANSACTIONS.........................................................19
PROPOSAL 2:  APPROVAL OF THE AMENDED AND RESTATED REGENCY CENTERS
        CORPORATION LONG TERM OMNIBUS PLAN...................................20
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.....................................27
OTHER MATTERS................................................................27
SHAREHOLDER PROPOSALS........................................................28
ANNUAL REPORT................................................................28
EXPENSES OF SOLICITATION.....................................................28

APPENDIX 1 -  Amended and Restated Long Term Omnibus Plan...................A-1

                           REGENCY CENTERS CORPORATION

                       121 West Forsyth Street, Suite 200
                           Jacksonville, Florida 32202

                                 ---------------

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                       SHAREHOLDERS TO BE HELD MAY 6, 2003

         This proxy statement and the enclosed form of proxy are first being sent to shareholders of Regency Centers Corporation on or about April 3, 2003 in connection with the solicitation by Regency's board of directors of proxies to be used at Regency's 2003 annual meeting of shareholders. The meeting will be held on Tuesday, May 6, 2003, at 11:00 A.M., Eastern time, in the Tampa Room of the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida.

         The board of directors has designated Martin E. Stein, Jr., Mary Lou Fiala and Bruce M. Johnson, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf. If you sign and return the enclosed form of proxy, you may nevertheless revoke it at any time insofar as it has not been exercised by (1) giving written notice to Regency's Secretary, (2) delivering a later dated proxy, or (3) attending the meeting and voting in person. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

         If the meeting is adjourned for any reason, at any subsequent reconvening of the meeting all proxies may be voted in the same manner as the proxies would have been voted at the original convening of the meeting (except for any proxies that have effectively been revoked or withdrawn).

                      VOTING ELECTRONICALLY OR BY TELEPHONE

         If your shares are registered in your own name (instead of through a broker or other nominee), you can vote your shares on the Internet by following the instructions at the Internet voting website at www.proxyvotenow.com. Please carefully follow the directions on your proxy card. Shareholders voting via the Internet should understand that they may be required to bear costs associated with electronic access, such as usage charges from their Internet access providers and telephone companies.

         If your shares are held in an account at a brokerage firm or bank participating in a "street name" program, you may already have been offered the opportunity to elect to vote using the Internet. A number of brokerage firms and banks are participating in a program for shares held in "street name" that offers Internet voting options.

         To vote by telephone, you should dial (toll-free) 1-888-216-1308; you will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions.

         The giving of a proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting or to change your vote electronically or by telephone.

         Regency reserves the right to cancel the electronic voting or telephone voting program at any time.

                                VOTING SECURITIES

         The record of shareholders entitled to vote was taken at the close of business on March 21, 2003. At such date, Regency had outstanding and entitled to vote 60,346,171 shares of common stock, $.01 par value. Each share of voting stock entitles the holder to one vote. Holders of a majority of the outstanding voting stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

         The following table shows information relating to the beneficial ownership as of March 21, 2003 of (1) each person known to Regency to be the beneficial owner of more than 5% of Regency's voting stock, (2) each director and nominee, (3) each of the executive officers named in the summary compensation table elsewhere in this proxy statement, and (4) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares.

                Amount and Nature of Shares Beneficially Owned(1)

                                                           Number of
                                       Title of             Shares             Right to          Percent
                   Name                 Class               Owned(2)           Acquire(3)        of Class
                   ----                 -----               --------           ----------        --------
      Security Capital Group           Common             34,273,236(4)            -               56.8%
          Incorporated(4)
      LaSalle Investment               Common              5,810,720(5)            -                9.6%
          Management, Inc. (5)
      Martin E. Stein, Jr.             Common                802,015(6)         550,330             2.2%
      Mary Lou Fiala                   Common                152,343(7)         177,284              *
      Raymond L. Bank                  Common                 13,284              9,125              *
      C. Ronald Blankenship            Common                  -                   -
      A. R. Carpenter                  Common                 32,308              7,250              *
      J. Dix Druce                     Common                 14,287              8,516              *
      Douglas S. Luke                  Common                 27,053             10,127              *
      Joseph E. Parsons                Common                  -                   -
      John C. Schweitzer               Common                 12,500              9,420              *
      Thomas G. Wattles                Common                     73               -
      Terry N. Worrell                 Common                122,780(8)          10,043              *
      Bruce M. Johnson                 Common                115,578            217,709              *
      All directors and                Common              1,292,197            999,804             3.7%
        executive officers as a
        group (a total of 12
        persons)

------------------------
*Less than one percent
(1) Information presented in this table and related notes has been obtained from the beneficial owner or from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

(2)     Excludes shares that:

        o        are restricted stock holdings, or

        o        may be acquired through stock option exercises.

(3) Shares that can be acquired through stock option exercises through May 20, 2003. Excludes shares which may be issued upon vesting of restricted stock or stock rights described in footnote (2) to the Summary Compensation Table included elsewhere in this proxy.

(4) These shares are owned through SC Realty Incorporated, a wholly-owned subsidiary of Security Capital Group Incorporated. The business address of Security Capital Group Incorporated is 125 Lincoln Avenue, Santa Fe, New Mexico 87501. Security Capital is an indirect wholly-owned subsidiary of General Electric Capital Corporation.

(5) Includes the following shares which are held by LaSalle Investment Management, Inc. ("LaSalle") and LaSalle Investment Management (Securities), L.P. ("LIMS"). LIMS is a Maryland limited partnership, the limited partner of which is LaSalle and the general partner of which is LaSalle Investment Management (Securities), Inc., a Maryland corporation, LaSalle's wholly-owned subsidiary:

                 367,784 shares held by LaSalle
                 5,442,936 shares held by LIMS

        The business address of LaSalle and LIMS is 200 East Randolph Drive, Chicago, Illinois 60601. (6) Includes the following shares over which Mr. Stein is deemed to have shared voting and investment power:

        o 160,263 shares held by The Regency Group (Nevada) Limited Partnership, the sole general partner of which is a wholly-owned subsidiary of The Regency Group, Inc. All of the outstanding stock of The Regency Group, Inc. is owned by The Regency Square Group II (Nevada) Limited Partnership, the sole general partner of which is a corporation in which all of the outstanding stock is owned by Mr. Stein and members of his family.

        o 307,147 shares held by The Regency Group II. Mr. Stein is a general partner of The Regency Group II and a trustee of a trust that is also a general partner.

        o 108,235 shares held by Regency Square II. Mr. Stein is a general partner of Regency Square II and a trustee of a trust that is also a general partner.

        o 4,000 shares held for the benefit of Mr. Stein by the Wellhouse Trust. Mr. Stein has investment power with respect to such shares.

(7)     Includes 2,593 shares held by Mrs. Fiala's spouse.

(8) Includes 7,500 shares held in two trusts. Mr. Worrell has investment power over these shares.


Stock Ownership Policy for Officers and Directors

         In November 2002, our board of directors adopted a stock ownership policy for senior officers and outside directors in order to encourage them to focus on creating long-term shareholder value. The policy sets stock ownership targets for officers as a multiple of base salary. For example, the target for the chief executive officer is five times his annual base salary. The target for outside directors is five times their annual retainer fees (exclusive of fees for committee service or attendance fees). The targets are to be achieved over a seven-year accumulation period. The new stock ownership policy also requires the chief executive officer, the chief operating officer, the chief financial officer and the board of directors (1) to retain the after-tax value of Regency shares acquired on the exercise of stock options or on the vesting of stock awards for one year after exercise or vesting, and (2) to retain 60% of that value so long as they remain an officer or director. Compliance with the policy is measured by using the higher of the trading price of the shares on the date of acquisition or the 30-day average before the measurement date. Any options, restricted stock or stock rights awards granted to a participant while he or she is not in compliance with these guidelines will vest over five rather than four years or such longer period as the compensation committee determines, in its discretion.

Expiration of Security Capital Standstill

         Security Capital Group Incorporated, through subsidiaries, owns 34,273,236 shares of our common stock, representing approximately 56.8% of the shares outstanding on March 21, 2003. In May 2002, Security Capital, formerly a New York Stock Exchange company, became an indirect wholly-owned subsidiary of General Electric Capital Corporation, which in turn is an indirect subsidiary of the General Electric Company. An indirect change of control of Regency might have occurred as a result of that transaction absent the standstill agreement described below.

         Until April 10, 2003, Security Capital is subject to a standstill in its Stockholders Agreement with Regency. In July 2002, Security Capital notified Regency that the standstill, which would automatically renew for an additional one-year term absent notice to the contrary, would not be renewed. Prior to the end of the standstill, Security Capital is generally required to vote its shares of common stock in accordance with the recommendation of Regency's board of directors or proportionally in accordance with the vote of the other holders of common stock, and may not change the composition of Regency's board of directors (apart from Security Capital's own representatives) or propose an extraordinary transaction such as a business combination. These restrictions end upon the expiration of the standstill.

         Other provisions of the Stockholders Agreement remain in effect after the end of the standstill, including restrictions that will apply until Security Capital ceases to own at least 10% or 15% (depending on the provision in question) of Regency's common stock on a fully diluted basis for 180 consecutive days. For example, so long as Security Capital does not drop below the 15% ownership level, it may not transfer shares in a negotiated transaction that would result in any transferee beneficially owning more than 9.8% of Regency's capital stock unless Regency approves the transfer, in its sole discretion.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         Regency's Restated Articles of Incorporation divide the board of directors into three classes, as nearly equal as possible. At the meeting, four Class I directors will be elected to serve for a three-year term and one Class III director will be elected to serve a two-year term. All directors will serve until their successors are elected and qualified. The board of directors has nominated Mary Lou Fiala, C. Ronald Blankenship, Douglas S. Luke and Terry N. Worrell to stand for reelection as Class I directors. In addition, the board of directors has nominated Joseph E. Parson to stand for reelection as a Class III director. All nominees are presently directors. Mrs. Fiala and Messrs. Blankenship, Luke and Worrell were elected at the 2000 annual meeting of shareholders. Mr. Parsons was elected to the board in August 2002 to fill a vacant board seat. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting.

         The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of each of the board's nominees. Each nominee is presently available for election. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

         Under the terms of a Stockholders Agreement between Regency and Security Capital, before the end of the standstill, Security Capital has the right to nominate for election by shareholders its proportionate share of the members of the board (not fewer than three, but no more than 49% of the directors). Mr. Blankenship and Mr. Parsons have been designated by Security Capital as its representatives to Regency's board of directors. Until the standstill expires on April 10, 2003, Security Capital has the right to designate three more members to the board of directors, but has chosen not to do so. After the end of the standstill and until it ceases to own at least 15% of Regency's common stock on a fully diluted basis for 180 consecutive days, Security Capital has the right under the Stockholders Agreement to nominate the lesser of (1) two directors or (2) its proportionate share based on its stock ownership.

         The board of directors of Regency recommends a vote "for" the election of each of its nominees. Proxies solicited by the board will be so voted unless shareholders specify in their proxies a contrary choice.

         Information concerning all incumbent directors and all nominees for director, based on data furnished by them, is set forth below.


MARTIN E. STEIN, JR.
Director since 1993; Class II term expiring 2004

         Mr. Stein, age 50, is Chairman of the Board and Chief Executive Officer of Regency. He served as President of Regency from its initial public offering in October 1993 until December 31, 1998. Mr. Stein also served as President of Regency's predecessor real estate division since 1981, and Vice President from 1976 to 1981. He is a director of Florida Rock Industries, Inc., a publicly held producer of construction aggregates, Patriot Transportation Holding, Inc., a publicly held transportation and real estate company, and Stein Mart, Inc., a publicly held upscale discount retailer.


MARY LOU FIALA
Director since 1997; standing for reelection to Class I term expiring 2006

         Mrs. Fiala, age 51, became President and Chief Operating Officer of Regency in January 1999. Before joining Regency she was Managing Director - Security Capital U.S. Realty Strategic Group from March 1997 to January 1999. Mrs. Fiala was Senior Vice President and Director of Stores, New England - Macy's East/ Federated Department Stores from 1994 to March 1997. From 1976 to 1994, Mrs. Fiala held various merchandising and store operations positions with Macy's/Federated Department Stores.

RAYMOND L. BANK
Director since 1997; Class II term expiring 2004

         Mr. Bank, age 49, has been President and Chief Operating Officer of Merchant Development Corporation, a venture capital and buy-out firm focusing on consumer retail, direct marketing, and service companies, since 1994. He has also served as President of Raymond L. Bank Associates, Inc., a consulting firm serving a diverse clientele in corporate development, retail, and direct marketing strategies, since 1991. He is a director of OfficeMax, Inc.


C. RONALD BLANKENSHIP
Director since 2001; standing for reelection to Class I term expiring 2006.

         Mr. Blankenship, age 53, has been Vice Chairman of Security Capital since May 1998. He was Chief Operating Officer of Security Capital from 1998 to May 2002 and Managing Director from 1991 until May 1998. Prior to June 1997, he was the Chairman of Archstone Communities Trust. Mr. Blankenship was formerly a trustee of ProLogis Trust, and was formerly a director of BelmontCorp, InterPark Holdings Incorporated, Storage USA, Inc. and Macquarie Capital Partners, LLC. He also served as Interim Chairman, Chief Executive Officer and director of Homestead Village Incorporated from May 1999 until November 2001.


A. R. CARPENTER
Director since 1993; Class II term expiring 2004.

         Mr. Carpenter, age 61, was formerly Vice Chairman of CSX Corporation, a position he held from July 1999 to February 2001. From 1962 until February 2001, he held a variety of positions with CSX, including President and Chief Executive Officer (from 1992 to July 1999) and Executive Vice President-Sales and Marketing (from 1989 to 1992) of CSX Transportation, Inc. Mr. Carpenter is a director of Florida Rock Industries, Inc. and Stein Mart, Inc.


J. DIX DRUCE, JR.
Director since 1993; Class II term expiring 2004.

         Mr. Druce, age 55, has been President and Chairman of the Board of National P.E.T. Scan, LLC since June 2000. From 1988 until 2000, he served as President and Chairman of the Board of Life Service Corp., Inc., a life insurance management company, and President and director of American Merchants Life Insurance Company and its parent, AML Acquisition Company, from October 1992 until the companies' sale in 2000. He was President and director (Chairman from May 1989 to July 1991) of National Farmers Union Life Insurance Company from 1987 to 1991, and President and director of Loyalty Life Insurance Company and NFU Acquisition Company from 1987 to 1991. Mr. Druce is a director of Florida Rock Industries, Inc.


DOUGLAS S. LUKE
Director since 1993; standing for reelection to Class I term expiring 2006

         Mr. Luke, age 61, is President and Chief Executive Officer of HL Capital, Inc., a personal management and investment company. Mr. Luke was President and Chief Executive

Officer of WLD Enterprises, Inc., a Ft. Lauderdale, Florida-based diversified private investment and management company with interests in securities, real estate and operating businesses from 1991 to 1998. From 1987 to 1990 he was Managing Director of Rothschild Inc./Rothschild Ventures. He is director of MeadWestvaco Corporation, a diversified paper and chemicals manufacturing company.


JOSEPH E. PARSONS
Director since 2002; standing for reelection to Class III term expiring 2005

         Mr. Parsons, age 46, is President - North America Equity Holdings of GE Real Estate, the commercial real estate lending and investing business of General Electric's GE Commercial Finance division. Prior to joining GE Real Estate, from July 2000 to February 2002, Mr. Parsons was President and Chief Executive Officer of GE Equity, the global private equity investment business of General Electric. Mr. Parsons was President and Chief Executive Officer, e-Business, GE Capital from November 1999 to July 2000, and Vice President and Manager, Business Development, Office of the CEO of GE Capital from January 1999 to November 1999. Mr. Parsons was Vice President, Business Development, EVP Office of GE Capital from November 1997 to January 1999.


JOHN C. SCHWEITZER
Director since 1999; Class III term expiring 2005

         Mr. Schweitzer, age 58, was a member of Pacific Retail Trust's board of trustees before its merger into Regency in February 1999. He is President of Westgate Corporation and Managing Partner of Campbell Capital, Ltd., which holds investments in real estate and venture capital operations. Mr. Schweitzer is a trustee of Archstone Smith Communities Trust, and a director of J.P. Morgan Chase Bank of Texas-Austin and KLRU Austin Public Television. He previously served as a director or officer of a number of public companies and financial institutions, including Franklin Federal Bancorp, Elgin Clock Company, El Paso Electric Company, MBank El Paso, the Circle K Corporation, Homestead Village Incorporated and Enerserv Products.


THOMAS G. WATTLES
Director since 2001; Class III term expiring 2005.

         Mr. Wattles, age 51, has been Chairman and Chief Investment Officer of Dividend Capital Trust, an industrial property private REIT, since March 2003 and Principal of Black Creek Group, a real estate investment management firm, since February 2003. He served as Managing Director of Security Capital from 1991 to 2002 and as a trustee of ProLogis Trust from 1993 to May 2002. He was a director of ProLogis' predecessor from its formation in 1991, and was Non-Executive Chairman of ProLogis from March 1997 to May 1998. Mr. Wattles was Co-Chairman and Chief Investment Officer of ProLogis and its former REIT Manager from November 1993 to March 1997, and director of the former REIT Manager from June 1991 to March 1997.

TERRY N. WORRELL
Director since 1999; standing for reelection to Class I term expiring 2006

         Mr. Worrell, age 58, was a member of Pacific Retail Trust's board of trustees before its merger into Regency in February 1999. He is a private investor in commercial properties and other business ventures. From 1974 to 1989 he was President and CEO of Sound Warehouse of Dallas, Inc. prior to its purchase by Blockbuster Music.


Section 16(a) Beneficial Ownership Reporting Compliance

         Under Section 16(a) of the Securities Exchange Act, an officer, director or 10% shareholder must file a Form 4 reporting the acquisition or disposition of Regency equity securities with the Securities and Exchange Commission no later than the end of the 2nd business day after the day the transaction occurred (or, for transactions prior to August 29, 2002, within 10 days after the close of the month in which the transaction occurred) unless certain exceptions apply. Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the company's fiscal year. To Regency's knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required, the officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during its 2002 fiscal year, except as described below.

         In March 1998, following a merger and management restructuring, Regency's board designated Martin E. Stein, Mary Lou Fiala and Bruce M. Johnson as Regency's executive officers and, as a result, J. Christian Leavitt, Senior Vice President, Finance and Principal Accounting Officer, believed that he was no longer required to file reports under Section 16(a). However, as a result of a September 2002 review of Section 16 compliance, company counsel advised Mr. Leavitt that the chief accounting officer is required to file Section 16(a) reports even though not an executive officer. Mr. Leavitt then reported all transactions after March 1998 on a Form 4 dated September 30, 2002, which transactions would otherwise have been reportable on three Form 5s and nine Form 4s. With the exception of five open market sales, the transactions reflected on the Form 4 dated September 30, 2002 took place under Regency's Long Term Omnibus Plan, as follows: nine option exercises (together with any related (1) surrender of shares to pay the exercise price or tax liability and (2) settlement of dividend equivalent units) and nine option grants or restricted stock issuances.

         On December 17, 2002, Regency's Compensation Committee approved the grant of stock rights to key employees including Martin E. Stein, Mary Lou Fiala, Bruce M. Johnson and Mr. Leavitt. The awards to Mrs. Fiala and Messrs. Stein, Johnson and Leavitt, which should have been reported on Form 4s no later than December 20, 2002, were reported in March 2003.

Board of Directors and Standing Committees

         The board held four regular meetings and one special meeting during 2002. All directors attended at least 75% of all meetings of the board and board committees on which they served during 2002.

         The board of directors has established five standing committees: an executive committee, an audit committee, a compensation committee, a nominating and corporate governance committee and an investment committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual shareholders' meeting.

         Executive Committee. The executive committee presently is composed of Martin E. Stein, Jr. (Chairman) or Mary Lou Fiala if Mr. Stein is unavailable, one independent non-Security Capital director, and any one director representing Security Capital. The executive committee did not meet during 2002. The executive committee is authorized by the resolutions establishing the committee to handle ministerial matters requiring board approval. The executive committee may not perform functions reserved under Florida law for the full board of directors and, in addition, may not declare dividends.

         Audit Committee. The audit committee presently is composed of J. Dix Druce, Jr. (Chairman), Raymond L. Bank, and Douglas S. Luke, all of whom are considered independent under the rules of the New York Stock Exchange. The audit committee met six times during 2002. The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter. The audit committee charter was adopted in May 2000 and is reviewed annually by the audit committee. See "Audit Committee Report" for a description of the audit committee's responsibilities.

         Nominating and Corporate Governance Committee. In November 2002 our board formed the nominating and corporate governance committee, which is presently composed of A. R. Carpenter (Chairman), Raymond L. Bank and John C. Schweitzer. The purpose of the nominating and corporate governance committee is:

o to assist the board in establishing criteria and qualifications for potential board members;

o to identify high quality individuals who have the core competencies and experience to become members of Regency's board and to recommend to the board the director nominees for the next annual meeting of shareholders;

o to establish corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards, and recommend to the board the corporate governance guidelines applicable to Regency;

o to lead the board in its annual review of the board's performance and establish appropriate programs for director development and education; and

o        to recommend to the board director nominees for each committee.

Regency's bylaws require that any nominations by shareholders be delivered to Regency no later than the deadline for submitting shareholder proposals. See "Shareholder Proposals." The nominating and corporate governance committee met once during 2002.

         Compensation Committee. The compensation committee presently is composed of John C. Schweitzer (Chairman), A. R. Carpenter and Douglas S. Luke. The compensation committee held three meetings related to reviewing 2002 annual performance and to review and approve modifications to Regency's current executive compensation plans. This committee has the responsibility of approving the compensation arrangements for senior management of Regency, including annual bonus and long-term compensation. It also recommends to the board of directors adoption of any compensation plans in which officers and directors of Regency are eligible to participate, and makes grants of employee stock options and other stock awards under Regency's Long-Term Omnibus Plan.

         Investment Committee. The investment committee was formed in 2001 and presently is composed of Thomas G. Wattles (Chairman), C. Ronald Blankenship and Terry N. Worrell. This committee was formed to review and approve Regency's capital allocation strategy, to approve investments and dispositions exceeding certain thresholds and to review Regency's investment and disposition programs and the performance of in-process developments. The investment committee met eight times during 2002.

                             AUDIT COMMITTEE REPORT

         The charter of the audit committee of the board of directors specifies that the committee is responsible for providing oversight of the integrity of Regency's financial statements, the adequacy of Regency's system of internal controls, and the qualification, independence and performance of Regency's independent auditors. The audit committee is composed of three directors, each of whom is independent as defined by the New York Stock Exchange's listing standards.

         Management is responsible for the company's internal controls and financial reporting process. The audit committee monitors management's preparation of quarterly and annual financial reports in accordance with accounting principles generally accepted in the USA and oversees the implementation and maintenance of effective systems of internal and disclosure controls. The independent auditors are responsible for performing an audit of Regency's consolidated financial statements in accordance with auditing standards generally accepted in the USA and issuing a report thereon. The audit committee supervises the relationship between Regency and its independent auditors, including making decisions about their appointment or removal, reviewing the scope of their audit services, approving non-audit services, and confirming their independence.

         In connection with these responsibilities, the audit committee met with management and the independent auditors six times during 2002 to review and discuss Regency's annual and quarterly financial statements prior to their issuance. These meetings also included executive sessions with the independent auditors without the presence of management. During 2002, management advised the audit committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the USA. The audit committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) including the quality of Regency's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their firm's independence.

         Based upon the audit committee's discussions with management and the independent auditors and its review of their representations, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in Regency's annual report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

                                       J. Dix Druce, Chairman
                                       Raymond L. Bank
                                       Douglas S. Luke

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by Regency under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Regency specifically incorporates this report or the performance graph by reference therein.

         The compensation committee of the board of directors is responsible for evaluating and establishing executive compensation and other benefit plans for Regency that attract, motivate, and retain a top notch management team and align the interests of executives with shareholders. Additionally the committee oversees company policies and practices that advance organizational development, including those designed to achieve the most productive engagement of the company's workforce. The committee is composed entirely of non-employee, outside directors.

How did Regency perform in 2002?

         The committee believes that considering Regency's key objectives for 2002 and the uncertain economic environment, company management performed at a high level, achieving strong results against an aggressive financial plan. Regency's senior management team enhanced the company's standing as the leading national owner, operator, and developer of grocery anchored neighborhood retail centers. Regency's management continued to produce solid increases in Funds from Operations ("FFO") per share (FFO is the most widely accepted measure of performance for real estate investment trusts); grew return on equity; improved the prospects for future sustainable earnings' growth; enhanced the intrinsic value of the portfolio; strengthened the balance sheet; and fostered a high level of employee engagement. The total shareholder return for the year was 25.0% versus a weighted average for the shopping center sector of 16.9%.

         Regency's FFO increased to $179 million from $169 million in 2001, while per share FFO grew by 4.7% to $2.91. Return on equity (including construction in progress) increased to 12.9% from 12.6%. These results reflect outstanding operating performance from the high-quality diversified portfolio of grocery-anchored community and neighborhood retail centers; a development program that is creating significant value; and the execution of self-funding capital and joint venture initiatives, which cost-effectively funded Regency's investments while maintaining the strength of the balance sheet. At December 31, 2002, Regency's total assets were $3.15 billion, representing 262 shopping centers and single-tenant properties totaling 29.5 million square feet.

         For the full-year 2002, same-property net operating income grew approximately 3.0%. In order to generate this growth, Regency maintained occupancy at a high 94.8% and signed new and renewal leases covering 4.2 million square feet, 3 million of the current operating portfolio at 10.8% higher rental rates.

         In 2002 Regency created significant value from $600 million of in process developments by leasing these developments to 84% occupancy and capturing over $30 million of profits from the sale of new developments. During the year Regency started over $300 million of new developments and closed $188 million of high quality acquisitions.

         Regency's management team notably grew the self-funding capital and recycling program by generating approximately $500 million from the sale of developments, outparcels, and operating properties. By pruning lower quality centers and cost effectively recycling the proceeds into high quality investments in new developments and acquisitions of existing centers, management further increased the portfolio's intrinsic value. The company increased joint ventures to $485 million, thereby increasing third party fees by 34% to $4.6 million and the value at cost of the operating platform to over $3.5 billion. These financing initiatives combined with a $250 million debt offering reduced the ratio of debt to assets to 40.3% from 42.2% and increased the availability on the line of credit to over $500 million. The company's conservative capital structure enabled Regency to maintain BBB and Baa2 investment grade ratings from S&P and Moody's respectively.

         Regency's management team also enhanced its effectiveness and cohesion during the year. For example, an employee survey conducted by Success Profiles Inc. showed that Regency's employees are some of the most highly engaged employees in the industry, which earned Regency the Employer of Choice SM certification for the year.

What is Regency's philosophy of executive compensation?

         Regency's executive compensation program is incentive-based, and has been designed to attract, motivate, and retain executives who are capable of achieving the company's key strategic goals. The committee aligns the interest of management with shareholders by rewarding executives cash bonuses for achieving key objectives and providing the opportunity to participate in the appreciation in shareholder value through the granting of stock awards and stock options.

         The committee evaluates and establishes the company's executive compensation program based upon current market information, including comparative executive compensation studies. During 2002 the committee consulted with Deloitte & Touche to determine current market compensation and industry "best practices".

         Regency's program is composed of both annual and long-term incentive components. Both of these forms of incentive compensation are variable in nature with payments to the executives tied to performance. This program considers management's ability to (1) grow FFO per share; (2) generate an attractive return on equity capital; (3) position the company for future growth in FFO per share and intrinsic value, by increasing the operating income from the operating portfolio and creating significant value from developments; and (4) maintain a strong capital structure. Regency's philosophy is that the consistent achievement of these objectives should, over time, result in total shareholder returns that are above the average for shopping center REITs.

What are the annual incentive components?

         Base Salary. Base salaries are reviewed annually by the compensation committee. In determining appropriate base salaries, the committee considers external competitiveness in relation to Regency's performance and capital structure, the roles and responsibilities of the executives, their contribution to the company's business, an analysis of job requirements and the executives' prior experience and accomplishments.

         Annual Performance Bonus. To provide incentives to achieve key corporate objectives, the committee makes cash bonus awards based on corporate and individual performance. Each year the committee establishes a compensation plan that establishes target cash bonuses based on achievement of specific financial and operational goals for the company and those activities managed by the executive. The primary objective for senior executive officers is growth in FFO per share. The committee also has the discretion to increase the annual bonus in any given year to take into account what it deems higher levels of performance.

What are the components of long-term incentive compensation?

         The committee strongly believes that providing executives with an opportunity to increase their ownership of common stock aligns their interests with stockholders. During the year the company adopted stock ownership and retention guidelines for senior executive officers and the board of directors. The amount of the annual grant is tied to annual performance, primarily growth in FFO per share. Total shareholder return along with growth in FFO per share is a significant component in determining the amount of annual vesting of stock rights awards.

         Stock Rights Awards. Regency grants stock rights to executive officers based upon their contribution to the company's performance and achievement of specific objectives. The shares will not be issued until vesting requirements are satisfied. Shares issued as a result of the 2002 stock rights grants will be accounted for based on the fair market value of the underlying stock on the date of grant. For the senior executive officers, including the officers named in the compensation table, a significant portion of the most recent grant vests after eight years. However, vesting may be accelerated as a result of achieving FFO per-share growth targets and total shareholder returns versus a peer group of companies, and other performance criteria that may be established by the committee. The remaining stock rights awards that are not subject to the eight year cliff-vesting term, vest at the rate of 25% per year over four years. The number of shares issued upon vesting will be increased as though dividends that would have been paid on these shares, had they been outstanding from the date of the stock rights award, were reinvested annually in Regency common stock.

         Stock Options. Historically, Regency has granted stock options to the executive officers as part of their annual performance incentive package. Options were granted at fair market value on the date of grant, vested 25% per year, and will expire after 10 years. Options that have been granted also receive dividend equivalents for the first five years equal to the company's dividend yield less the average dividend yield of the S&P 500. Dividend equivalents are funded in Regency common stock, and vest at the same rate as the options upon which they are based. Although stock options were a component of incentive compensation in previous years, stock options were not granted to any Regency officer for 2002 performance. The decision to not utilize stock options for the 2002 awards was based on the company's efforts to simplify the administrative and accounting practices related to executive incentive compensation, as well as the uncertainty related to the accounting treatment of options.

         Stock Purchase Plan. In previous years, as part of our long-term incentive compensation plan, the committee structured stock purchase plans whereby executives could acquire common stock at fair market value by investing their own capital in combination with loans provided by Regency. These interest-bearing, full-recourse loans were secured by stock, which Regency held as collateral. As part of the executive's compensation program, Regency granted partial forgiveness of the unpaid principal balance based upon specified performance criteria and the passage of time. We ceased making these types of loans after 1998 and have not originated any new personal loans to our employees since that date. As of September 30, 2002, all participants agreed to repay the entire balance of their loans outstanding with a portion of the common shares held as collateral, valued at fair market value on that day. In return, Regency granted the participants restricted stock and stock options that are intended to provide them with the same level of compensation benefits that they would have received under existing agreements for specified forgiveness amounts.

How is the CEO compensated?

         The committee's policies for determining Mr. Stein's compensation are the same as the other executives. For 2003, Mr. Stein's base compensation was increased to $450,000. As a result of 2002 performance, Mr. Stein received an incentive bonus of $550,000. Mr. Stein was also granted 52,766 shares of stock rights awards of which 35,179 have a performance-vesting feature. These stock rights awards are subject to eight year cliff - vesting that may be accelerated over four years as a result of achieving specific targets for FFO per share growth and total shareholder return relative to Regency's peers, and other performance criteria that maybe established by the committee. The remainder of the stock rights award grant will vest over four years at 25% per year. Mr. Stein continues to serve under a severance and change-in-control agreement.

How is the company addressing Internal Revenue Code limits and Sarbanes-Oxley governance?

         The compensation committee is aware of the limitations imposed by
Section 162(m) of the Internal Revenue Code on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The law exempts compensation paid under plans that relate compensation to performance. Although Regency's plans are designed to relate compensation to performance, certain elements of the plans do not meet the tax law's requirements because they allow the compensation committee to exercise discretion in setting compensation. The compensation committee is of the opinion that it is better to retain discretion in determining executive compensation. However, the compensation committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to Section 162(m).

         The compensation committee is also well aware of the recent and developing requirements specified by Sarbanes-Oxley and will continue to administer all executive compensation programs with the interests of shareholders in mind. The committee is comprised solely of independent, outside directors and also authorized the cancellation of all stock purchase loans as examples of its ongoing efforts to comply with the highest level of standards.

                                             John C. Schweitzer, Chairman
                                             A. R. Carpenter
                                             Douglas S. Luke


                          COMPARATIVE STOCK PERFORMANCE

         The graph below provides an indicator of cumulative total shareholder returns for Regency as compared with the S&P Stock Index and the NAREIT Equity Index, weighted by market value at each measurement point. The graph assumes that $100 was invested on January 1, 1998 in Regency common shares and that all dividends were reinvested by the shareholder.


                        1997      1998      1999      2000       2001     2002
REGENCY CENTERS CORP.  100.00     86.28     84.54    109.40    138.93    173.62
NAREIT EQUITY INDEX    100.00     82.50     78.69     99.43    113.29    117.61
S&P 500 INDEX          100.00    128.58    155.64    141.46    124.65     97.10

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued by Regency for services rendered during fiscal 2002, 2001 and 2000 to Regency's Chief Executive Officer and Regency's two other executive officers during the year ended December 31, 2002.
                                                 SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                     Annual Compensation             Compensation
                                   -----------------------  ------------------------------
                                                             Restricted
                                                             Stock/Stock      Securities      SPP
     Name & Principal                                          Rights        Underlying       Loan          All Other
         Position           Year    Salary(1)      Bonus      Awards(2)    Options/SARs(3)   Awards(4)   Compensation(5)
         --------           ----    ---------      -----      ---------    ---------------   ---------   ---------------
Martin E. Stein, Jr.        2002    $ 440,000   $ 550,000    $1,650,000       379,330       $       0       $ 10,174
   Chairman and Chief       2001    $ 425,000   $ 535,000    $1,485,000        31,250       $ 138,129       $  8,991
   Executive Officer        2000    $ 400,000   $ 500,000    $  360,000        78,261       $ 132,950       $  9,139

Mary Lou Fiala              2002    $ 360,000   $ 382,500    $1,080,000        78,989       $       0       $ 10,174
   President and Chief      2001    $ 350,000   $ 372,000    $1,032,742        21,733       $       0       $ 10,052
   Operating Officer        2000    $ 325,000   $ 345,313    $  511,875        55,639       $       0       $  9,139

Bruce M. Johnson            2002    $ 271,000   $ 211,000    $  542,000       158,761       $       0       $ 12,934
   Managing Director and    2001    $ 260,000   $ 195,000    $  512,450        10,784       $  58,959       $ 10,052
   Chief Financial Officer  2000    $ 250,000   $ 187,500    $  135,000        29,348       $  65,910       $  9,139
-------------------------

(1) Includes amounts deferred under the 401(k) feature of Regency's profit sharing plan.

(2) Consists of the fair market value of stock rights awards in each of the years of grant, based on the trading price of our common stock at the time of grant. In the past, we have referred to the 2001 and 2000 grants as restricted stock. We refer to those grants as stock rights awards because, for all practical purposes, they are no different. The total number and value of stock rights held by the named executives at December 31, 2002 are as follows:

                                            Stock                Aggregate
                                            Rights                 Value
                                            ------                 -----
                        Mr. Stein           138,593            $   4,490,426
                        Mrs. Fiala          108,373            $   3,511,280
                        Mr. Johnson          55,706            $   1,804,882

        In December 2002, we granted stock rights awards for an aggregate of 104,908 shares to the named executive officers. One-third of these awards vest 25% per year beginning on the first anniversary of the date of grant. The remaining two-thirds cliff vest after eight years, but contain provisions that allow annual accelerated vesting based upon FFO per share growth and total shareholder return in relation to Regency's peers. In addition, during 2002 Messrs. Stein and Johnson received stock rights awards for 11,761 shares and 4,988 shares, respectively, which vest one-third per year beginning January 1, 2003 to provide them with the same level of benefit that they would have received for specified forgiveness amounts on stock purchase loans that they repaid in September 2002.

        Sixty-seven percent of the stock rights awards granted for 2001 and 2000 cliff vest after eight years, but contain provisions that allow annual accelerated vesting based upon FFO per share growth. In 2002, 18.75% of the amounts granted for 2001 and 2000 with these provisions vested. All other stock rights awards for 2001 and 2000 vest over a four-year period at the rate of 25% per year.

        Stock rights awards earn dividend equivalent units at the same rate as dividends paid on the common stock. The executive is entitled to these dividend equivalents under the same vesting schedule as the related restricted stock rights. Executives do not have voting rights on shares subject to stock rights awards until vested.

(3) The exercise prices of stock option grants are equal to fair market value of Regency's common stock on date of grant.

(4) Represents amounts earned by the named executive officers in the form of loan forgiveness in accordance with the terms of the stock purchase plan that is part of Regency's 1993 Long Term Omnibus Plan, primarily based upon FFO per share growth and annual shareholder return.

(5)     The amounts shown in this column for 2002 include the following:

                                   Life Insurance        Company Contribution to             Other
                                      Premiums         401(k)/Profit Sharing Plan        Compensation
                                      --------         --------------------------        ------------

          Mr. Stein                    $3,174                    $6,000                     $1,000
          Mrs. Fiala                   $3,174                    $6,000                     $1,000
          Mr. Johnson                  $5,934                    $6,000                     $1,000

         Stock Purchase Plan. The following table sets forth information relating to the SPP loan program for each of Regency's executive officers who had outstanding loans during the year ended December 31, 2002. In September 2002 all executive officers repaid their SPP loans in full as discussed in the Compensation Committee Report on Executive Compensation.

                                                                                            Largest Balance
                                     SPP Loan Balance                                  During Fiscal Year Ended
 Executive Officer                    March 1, 2003             Interest Rate              December 31, 2002
 -----------------                    -------------             -------------              -----------------

Martin E. Stein, Jr.                    $   0                      6%-7.3%                    $   919,867
Bruce M. Johnson                        $   0                      6%-7.3%                    $   657,414

         Stock Options. The following table sets forth information with respect to option grants to the executive officers named in the summary compensation table above during 2002 and the potential realizable value of such option grants.

                                   OPTION GRANTS DURING FISCAL 2002

                                                   % of
                                 Number         Total Options                                           Hypothetical
                               of Options          Granted         Exercise Price      Expiration         Value at
 Executive Officer             Granted(1)        during 2002          ($/share)           Date          Grant Date (2)
 -----------------             ---------         -----------          ---------           ----          --------------

Martin E. Stein, Jr.             27,750             1.6%              $31.78            11/05/03          $  53,835
                                 77,865             4.6%              $30.90            01/13/07          $ 151,057
                                 29,199             1.7%              $30.90            01/14/07          $  56,646
                                 74,462             4.4%              $28.70            01/15/07          $ 144,456
                                 23,488             1.4%              $31.78            01/15/07          $  45,566
                                 80,500             4.7%              $28.70            12/15/08          $ 156,169
                                 12,570             0.7%              $30.90            07/29/09          $  24,385
                                 24,439             1.4%              $30.90            12/14/09          $  47,412
                                  2,803(3)          0.2%              $31.00            01/01/06          $   5,438
                                 26,255(3)          1.5%              $31.00            01/13/07          $  50,935

Mary Lou Fiala                   57,082             3.3%              $28.70            12/15/08          $ 110,738
                                  7,282             0.4%              $30.90            07/29/09          $  14,127
                                 14,625             0.9%              $30.90            12/14/09          $  28,373

Bruce M. Johnson                 10,524             0.6%              $31.78            11/05/03          $  20,417
                                 71,614             4.2%              $30.90            01/13/07          $ 138,932
                                 27,610             1.6%              $28.70            01/15/07          $  53,563
                                 19,027             1.1%              $28.70            12/15/08          $  36,912
                                  2,971             0.2%              $30.90            07/29/09          $   5,764
                                  5,952             0.3%              $30.90            12/14/09          $  11,548
                                  1,682(3)          0.1%              $31.00            01/01/06          $   3,263
                                 19,380(3)          1.1%              $31.00            01/13/06          $  37,597

--------------------------
(1) Replenishment options, if exercised, may be replenished, but the new replenishment options will expire on the expiration date of the original option. Except as set forth in note 3 below, all option grants are replenishment options as a result of option exercises during 2002. Under the replenishment feature, if the optionee pays the exercise price through the delivery of previously-owned shares of Regency's common stock that the optionee has owned for at least six months and the fair market value of the shares acquired on exercise is at least 20% greater than the option exercise price, the optionee receives an additional option to purchase that number of shares of common stock as the optionee delivered in payment for such exercise. Replenishment options expire on the same date as the original options but have an exercise price equal to the fair market value of the shares surrendered.

        All options earn dividend equivalents units (DEU) that vest at the same rate as the underlying option. Except for the options described in footnote 3 below, DEU's are credited to the participant's account annually based upon the current dividend rate of Regency common stock less the average dividend rate of the S&P 500.

(2) The estimated present value at grant date of each option granted during 2002 has been calculated to be $1.94 using the Black-Scholes option pricing model. The valuation is based upon the following assumptions:

        o        estimated time until exercise of 2.5 years

        o        a risk-free interest rate of 2.0%; a volatility rate of 19.1%

        o        a dividend yield of 6.8%.

        The approach used in developing the assumptions upon which the Black-Scholes valuation was calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

(3) These represent options granted for the number of shares that the executive officer sold to pay off his SPP loans. DEUs on these options are credited to the participant's account based upon the current dividend rate of Regency common stock less the interest rate on the SPP loan.

         The following table sets forth information concerning the value of unexercised options as of December 31, 2002 held by the executive officers named in the summary compensation table above.

                         AGGREGATED OPTION EXERCISES DURING FISCAL 2002
                                 AND OPTION YEAR-END VALUES TABLE

                                                                                                   Value of
                                 Number of                                Number of              Unexercised
                                   Shares                                Unexercised             In-the-Money
                                  Acquired         Value                 Options at              Options at
                                    Upon          Realized            December 31, 2002       December 31, 2002
                                  Exercise          Upon                Exercisable/            Exercisable/
       Name                       Options         Exercise              Unexercisable           Unexercisable
       ----                       -------         --------              -------------           -------------

Martin E. Stein, Jr.              395,470     $   2,328,416              550,330 (E) /      $   2,356,417 (E) /
                                                                          74,330 (U)        $     651,681 (U)

Mary Lou Fiala                    92,733      $     671,687              177,284 (E) /      $   1,155,653 (E) /
                                                                          51,212 (U)        $     445,726 (U)

Bruce M. Johnson                  154,226     $     855,200              217,709 (E) /      $     806,746 (E) /
                                                                          25,599 (U)        $     221,033 (U)

         Severance and Change in Control Agreements. In March 2002, Regency amended the severance and change-of-control agreements with each of the executive officers named in the summary compensation table. In the event of termination, Mr. Stein and Mrs. Fiala would receive one and a half times their annual compensation and benefits. Mr. Johnson would receive one times his annual compensation and benefits. In the event of a change in control and termination within two years after the change in control, Mr. Stein and Mrs. Fiala would receive three times their annual compensation and benefits and accelerated vesting of unvested long-term incentive compensation. Mr. Johnson would receive two times his annual compensation and benefits along with the same accelerated vesting provisions. As part of the agreements, the named executives are subject to certain restrictive covenants and consulting arrangements. The agreements expire on December 31, 2007 and automatically renew for successive additional five-year terms unless either party gives written notice of non-renewal.

         Compensation of Directors. In 2002, Regency paid an annual fee of $28,000 to each of its non-employee directors who are not employees of Security Capital, plus $1,500 for each board meeting attended. Committee chairpersons receive $3,000 annually plus $1,000 for each board committee meeting attended. Directors' fees are currently paid in cash or shares of common stock.

         Non-employee directors also received non-qualified options to purchase 5,000 shares of common stock in 2002. These options were granted immediately after the annual meeting and also entitled the director to receive dividend equivalent units on the same basis as employee optionees. The options have a term of 10 years, and have an exercise price equal to the fair market value of the common stock on the date of grant. The options vest 25% on each of the first four anniversary dates of the grant, and will become fully vested upon the involuntary termination, death or disability of the director. Beginning in 2003, non-employee directors will receive annual restricted stock grants of 2,000 shares each. The grants will be made immediately following the annual meeting. The restricted stock will entitle the director to receive dividend equivalent units at the same rate as dividends paid on the common stock. The restricted stock and dividend equivalent units will vest 25% on each of the first four anniversary dates of the grant.

                              CERTAIN TRANSACTIONS

         The audit committee of the board of directors is responsible for evaluating the appropriateness of all related-party transactions.

         Transactions with Security Capital. Regency has entered into an agreement with Macquarie Capital Partners LLC, which until May 13, 2002 was 40% owned by Security Capital, whereby Macquarie Capital Partners LLC will act as Regency's financial advisor in connection with identifying alternative sources of capital, including arranging and structuring joint ventures or funds that own grocery-anchored shopping centers. Fees paid to Macquarie Capital Partners LLC will be based upon a percentage (a range of 2% - 3%) of capital raised. During 2002, Regency paid approximately $1.7 million for these services.

         During 2002 Regency had an administrative services agreement with Security Capital to provide risk management, property tax and income tax consulting services for which Regency paid approximately $376,000.

                PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED
               REGENCY CENTERS CORPORATION LONG TERM OMNIBUS PLAN

         Our board of directors has unanimously approved, and recommends that shareholders vote "FOR," amending and restating the our 1993 Long Term Omnibus Plan. The proposed amendments, among other things, (1) increase the maximum number of shares covered by the plan, (2) prohibit option repricing without shareholder approval, and (3) in order for awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, (a) specify the number of such awards that may be granted to any single employee under the plan during any calendar year and (b) include performance targets that must be approved by shareholders. Provided that more than 50% of the shares present at the meeting in person or by proxy are voted on this proposal, the affirmative vote of a majority of the common stock voted on the proposal is required to approve it. Broker non-votes and abstentions will have no effect on the vote so long as more than 50% of the shares represented at the meeting are voted on the proposal.

Background

         Our board of directors and shareholders initially approved the plan in September 1993 and in 1999 approved two increases in shares available for awards under the plan, one in connection with the merger of Pacific Retail Trust into Regency. Since the last amendment four years ago, our total assets have grown significantly. However, based on past practice, we anticipate that we will not have sufficient shares available for awards after 2004 or 2005. Additionally, the board of directors believes that it is appropriate to amend and restate the plan, which we originally adopted nearly 10 years ago, in order to modernize the plan and make it consistent with current best practices and update it for changes in the law. For example, one of the amendments prohibits option repricing without shareholder approval. In addition, authority to grant incentive stock options will expire in September 2003.

         A full copy of the amended and restated plan is attached to this proxy statement as Appendix 1. If there is any inconsistency between the brief summary set forth below and the terms of the plan itself, the plan will control.

Increase in Number of Available Shares

         Change in Formula. The plan currently limits the number of shares that may be awarded after the plan's inception in September 1993 to the lesser of (1) 8,520,000 shares, or (2) 12% of the outstanding shares of common stock and common stock equivalents (excluding options and other share equivalents granted under the plan). As of the date of this proxy statement, options or restricted stock awards for a total of 6,073,095 shares have been granted under the plan, and 2,446,905 shares remain available for grant.

         The amended plan establishes a new cap for shares issued under the plan after March 21, 2003 of 5,000,000 shares, including the 2,446,905 shares previously approved by shareholders for issuance under the plan before being amended. This cap represents approximately 7.5% of Regency's outstanding common stock today, on a fully diluted basis. Shares forfeited under the plan, such as unvested restricted stock, and shares delivered in payment of withholding taxes or the option exercise price will be returned to the pool of available shares for purposes of the 5,000,000 share cap.

         In addition, no more than 2,750,000 shares may be issued under restricted stock awards, stock rights awards, performance shares and dividend equivalents settled in stock, and other forms of stock grants, and no more than 3,000,000 shares may be issued pursuant to incentive stock options.

         The amended plan also limits the number of outstanding awards (whether granted before or after March 21, 2003) to 12% of our outstanding shares of common stock and common stock equivalents. The current 12% limit applies to all shares issued under the plan on a cumulative basis, not simply to outstanding awards, and is expected to prevent future grants after 2004 or 2005. Under the amended plan, if:

      outstanding awards (excluding exercised options, dividend equivalents paid in shares and vested stock awards)

                                   divided by

            our outstanding common stock and common stock equivalents (excluding options or other rights to acquire plan shares)

would exceed 12%, no additional awards may be granted.

         As of March 21, 2003, we had 60,346,171 shares of common stock outstanding, plus an additional 1,496,293 common stock equivalents, consisting of shares issuable in exchange for limited partnership units of our operating partnership, Regency Centers, L.P. As of that date, the closing price of our common stock on the New York Stock Exchange was $33.40.

         Purpose and Possible Effect of Proposed Increase. To align the interests of Regency's officers, key employees and non-employee directors with those of Regency's shareholders, Regency needs to have a sufficient pool of stock-based incentives, commensurate with Regency's anticipated growth rates, to attract and motivate key personnel. In 1999, when shareholders approved our last share increase under the plan, we had total assets of approximately $2.4 billion. As of the date of this proxy statement, our total assets have increased to over $3.1 billion.

         The issuance of additional shares under the plan may cause dilution to our current shareholders.

Elimination of Option Repricing Without Shareholder Approval

         Section 12.11 of the amended plan prohibits option repricing without shareholder approval. Option repricing may involve lowering the exercise price of outstanding options or exchanging outstanding options for new options with a lower exercise price. Under the amended plan, these practices would require shareholder approval, as would any amendments to the prohibitions on repricing.

         Our board of directors believes that lowering the exercise price of options misaligns the interests of optionees with those of shareholders generally by allowing optionees to avoid the effects of a share price decline suffered by shareholders. However, there could be instances in which the inability to reprice options could result in anomalous situations. For example, when a company's share price declines, newly hired employees with lower option exercise prices receive more of a benefit than long-standing employees holding options granted years ago at higher exercise prices. Nevertheless, the board of directors believes that any option repricing should be subject to shareholder approval.

Amendments to Section 162(m) Per Employee Award Limits

         The amended plan increases or adds annual limits on grants to any single individual employee for awards intended to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of annual compensation paid to the CEO and four other highest paid senior executive officers of corporations to the extent that annual compensation exceeds $1 million. The value of amounts paid or shares issued under the plan are counted towards the $1 million, unless the plan satisfies the requirements of Section 162(m), including limits on grants to any individual employee. The amended plan includes the following annual limits for grants to any single employee during any calendar year:

o 800,000 stock options and stock appreciation rights (increased from the current annual limit of 400,000);

o        400,000 shares of restricted stock or stock rights; and

o $5 million of performance-based awards, whether payable in cash and/or shares.

         The new limit for stock options and stock appreciation rights will allow an individual to receive more options during a calendar year than under the current 400,000 share limit. The plan currently has no annual limit on stock grants or performance-based awards.

         The plan, as amended, includes flexibility to make awards outside these limitations in case the compensation committee encounters a situation in which business needs outweigh the loss of the compensation deduction. For example, depending on the circumstances, an unusually large award might be needed to attract a senior executive to join Regency's management team.

Approval of Performance Targets

         The amended plan provides that the compensation committee may grant performance awards in its discretion. A performance award is an award that is subject to the attainment of one or more performance targets during a specified period.

         At the discretion of the compensation committee, performance awards granted under the plan will be designed to qualify as performance-based compensation under Section 162(m). In order for a performance award to qualify under Section 162(m), the compensation committee may select only from the following performance targets enumerated in the plan:

o      Funds from operations                    o     Dividends per share

o      Funds from operations per share,         o     Increases in dividends per
       basic or diluted                               share

o      Increases in funds from operations       o     Net income
       or in funds from operations per
       share                                    o     Net income for common
                                                      stockholders

o      Net income per share, basic or           o     Gross or operating margins
       diluted
                                                o     Productivity ratios
o      Increases in any measure of net
       income                                   o     Share price (including,
                                                      but not limited to, growth
o      Revenue growth                                 measures and total
                                                      shareholder return);
o      Lease renewal rates
                                                o     Expense targets
o      Increases in percentage rent
                                                o     General and administrative
o      Per square foot measures,                      expenses as a percentage
       including increases in gross                   of total revenues
       leasable area or in rent per
       square foot of gross leasable            o     Margins
       area or in developments
       initiated, completed or leased           o     Operating efficiency

o      Occupancy rates                          o     Tenant satisfaction

o      Development profits                      o     Working capital targets

o      Net operating profit                     o     Debt and debt-related
                                                      ratios, including debt to
o      Return measures (including, but                total market
       not limited to, return on assets,              capitalization and fixed
       capital or equity)                             charge coverage ratios

o      Cash flow (including, but not            o     Investments in real estate
       limited to, operating cash flow                owned directly or
       and free cash flow)                            indirectly through
                                                      investments in ventures
o      Cash flow return on capital;
                                                o     Net asset value per share.
o      Earnings before or after taxes,
       interest, depreciation, and/or
       amortization


         The performance targets listed above may be measured on a corporate, subsidiary or business unit basis, or on any combination. Performance targets may also be based on Regency's performance relative to a peer group of companies, a published index, or the compensation committee may select the performance target relating to share price above as compared to various stock market indices.

         If extraordinary events occur that cause the performance targets listed above to be inappropriate measures of achievement for a given performance period, the plan provides that the compensation committee may change the targets in its sole discretion. Such changes may take place at any time prior to the final determination of a performance award, but the plan precludes the compensation committee from increasing the compensation otherwise payable under a performance award intended to qualify under Section 162(m).

         The performance targets listed above must be re-approved by the shareholders every five years in order for performance awards granted after the date of approval to qualify under Section 162(m).

Summary of Other Features of the Plan

         The following is a brief summary of other provisions of the plan, none of which have been materially changed by the amendments.

         General. The common stock issued under the plan may be authorized and unissued shares or treasury shares. In the event of transactions affecting the type or number of outstanding shares, the number of shares subject to the plan, the number or type of shares subject to outstanding awards, the Section 162(m) annual limits on individual grants, and the exercise price of options may be appropriately adjusted. The plan (1) authorizes the award of options, stock appreciation rights, dividend equivalents and performance-based awards, (2) authorizes the award of share grants (any of which may be subject to restrictions) and stock rights awards, (3) provides for payment of fees to outside directors in shares unless the director elects payment in cash, and (4) allows for the establishment of other types of stock-based incentive programs.

         The compensation committee administers the plan. The compensation committee designates all key employees of Regency or any of its affiliates who are eligible to participate in the plan. As of March 21, 2003, approximately 85 persons were eligible to participate. Subject to the terms of the plan, the compensation committee determines which employees receive awards, and the type, amount, price, timing, vesting schedules and other terms and conditions of awards. The board of directors is authorized to grant additional awards to non-employee directors, subject to the plan. The amended plan eliminates annual formula grants of options to outside directors.

         The plan permits the compensation committee to grant substitute awards under the plan in connection with business combinations as part of severance compensation even though the recipients do not become Regency employees. The amended plan also permits the grant of awards to other types of non-employee participants designated by the compensation committee, to provide flexibility in case Regency engages key personnel as independent contractors rather than employees, such as consultants or advisors.

         Restricted Stock and Stock Rights Awards. The compensation committee may grant restricted stock subject to transfer restrictions and risk of forfeiture unless vesting provisions are satisfied. The committee also may grant stock rights awards entitling the recipient to receive shares of common stock upon the satisfaction of vesting provisions. As described in the Compensation Committee Report above, our current compensation philosophy is to focus primarily on stock rights awards that vest based on years of service, with the opportunity for accelerated vesting for senior executives based on the achievement of performance targets such as growth in FFO per share.

         Options. Options awarded under the plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code, which permits the deferral of taxable income related to the exercise of such options, or nonqualified options not entitled to such deferral. The compensation committee fixes the exercise price and term of each option or stock appreciation right, but the exercise price for all options must be at least equal to the fair market value of the stock on the date of grant. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive stock options may be granted to any one individual under the plan, or any other plan of Regency or any parent or subsidiary, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. An optionee may, with the consent of the compensation committee, (1) elect to pay for the shares to be received upon exercise of his or her options in cash or shares of Regency common stock or any combination thereof and (2) elect to pay withholding taxes with shares.

         The compensation committee may grant replenishment options equal to the number of shares delivered in payment of the exercise price of the original option. To qualify for a replenishment option, the participant must have held the shares delivered in payment of the exercise price for at least six months, and the fair market value of the shares acquired on exercise must be at least 20% greater than the exercise price. Replenishment options expire on the same date as the original options but have an exercise price equal to the fair market value of the shares surrendered. Replenishment options encourage Regency employees to deliver previously acquired shares in payment of the exercise price of their options, thereby reducing the immediate dilutive effect to Regency of the exercise, and also encourage share retention by participants.

         The compensation committee intends to suspend the use of the replenishment feature with new option grants until proposed changes in the accounting treatment of replenishment options under GAAP are adopted. In addition, the compensation committee intends to take the value of replenishment options into account when granting options with this feature in the future, thereby reducing the total number of options that are granted to a participant.

         Federal Income Tax Treatment of Options. The following discussion is provided in compliance with the proxy rules of the Securities and Exchange Commission.

         The holder of an incentive option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option. However, the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax. The optionee generally will be entitled to long term capital gain treatment upon the sale of shares acquired on the exercise of an incentive stock option, if the optionee has held the shares for more than two years from the date of the option grant and for more than one year after exercise. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise exceeds the exercise price. Regency will not be entitled to an income tax deduction in connection with the exercise of an incentive stock option but will generally be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition.

         A participant will not recognize taxable income at the time a non-qualified option is granted. The exercise of a non-qualified stock option will generally be a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option exercise price. Receipt of shares in payment of a dividend equivalent unit held by the participant will generally be a taxable event that will require the participant to recognize, as ordinary income, the fair market value of the shares at the time of receipt. Regency ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a non-qualified option and settlement of dividend equivalent units. The amount of the deduction will equal the ordinary income recognized by the participant.

Additional Information on Awards

         As of March 21, 2003, the following awards were outstanding under the plan, all of which were granted before the board's adoption of the amended and restated plan:

                        Awards                           Number of Shares
                        ------                           ----------------

           Options                                          3,097,859

           Restricted stock and stock rights                  957,950

           Dividend equivalents                               157,391

         For additional information on awards held by executive officers, see "Compensation Committee Report - What are the components of long-term incentive compensation?" and the summary compensation table and options tables appearing elsewhere in this proxy statement. As of March 21, 2003, employees other than executive officers held awards covering a total of 2,873,942 shares and non-employee directors held awards covering a total of 55,745 shares. See "Voting Securities - Stock Ownership Policy for Officers and Directors" for information on our new policy on stock ownership by officers and directors.

Equity Compensation Plan Information

         The following table presents additional information about our equity compensation plans as of December 31, 2002:

                                                  (a)                          (b)                       (c)
                                        ------------------------     -----------------------    ------------------------
                                                                                                 Number of securities
                                                                                                  remaining available
                                                                                                  for future issuance
                                         Number of securities           Weighted-average             under equity
                                           to be issued upon           exercise price of          compensation plans
                                              exercise of                 outstanding            (excluding securities
                                         outstanding options,          options, warrants             reflected in
           Plan Category                  warrants and rights              and rights                 column (a))
------------------------------------    ------------------------     -----------------------    ------------------------

Equity compensation plans
   approved by security holders....             3,097,859(1)                 $27.47                 1,348,880(1)(2)

Equity compensation plans not
   approved by security holders....                N/A                        N/A                      11,992
                                        ------------------------     -----------------------    ------------------------

      Total........................             3,097,859                    $27.47                    1,360,872

------------------------------------

(1) Excludes 957,950 shares subject to unvested restricted stock or stock rights awards and 157,391 shares reserved for issuance upon vesting of unvested dividend equivalents.
(2) Our 1993 Long Term Omnibus Plan provides for the issuance of up to 12% of Regency's outstanding common stock and common stock equivalents, but not to exceed 8.5 million shares. The shares shown in column (c) as available for awards at December 31, 2002 are based on this 12% formula.

         Regency's Stock Grant Plan for non-key employees is the only equity compensation plan that our shareholders have not approved. This Plan provides for the award of a stock bonus of a specified value to each non-key employee on the 1st anniversary date and every 5th anniversary date of their employment. For example, each non-manager employee receives $500 in shares at the specified anniversary dates based on the average fair market value of Regency's common stock for the most recent quarter prior to the anniversary date. A total of 30,000 shares of common stock have been reserved for issuance under this Plan, of which 11,992 shares were available for issuance at December 31, 2002.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The board of directors has selected the firm of KPMG LLP to serve as the independent certified public accountants for Regency for the current fiscal year ending December 31, 2003. That firm has served as the auditors for Regency since 1993. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

         The following table provides information relating to the fees billed to Regency by KPMG LLP for the year ended December 31, 2002:

          Audit Fees1                                              $   425,000

          Financial Information Systems Design and
          Implementation Fees
                                                                   $       -0-

          All Other Fees2

               Extended audit procedures - construction and
               lease administration                                $   115,000

               Separate audits of joint ventures                   $   126,000

               Audit of Regency's employee benefit plan            $    21,000

               SEC compliance related to debt offerings            $    48,672

               Tax compliance services                             $    66,850
-------------------------

1 Audit fees include all fees and out-of-pocket expenses for services in connection with the annual audits and review of quarterly financial statements for Regency and its operating partnership, Regency Centers, L.P.
2 The audit committee discussed these services with KPMG LLP and determined that their provision would not impair KPMG LLP's independence.

                                  OTHER MATTERS

         The board of directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                              SHAREHOLDER PROPOSALS

         Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which shareholder proposals must be received by the company in order to be included in the company's proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in Regency's proxy statement and form of proxy relating to the 2004 annual meeting, a written copy of their proposal must be received at Regency's principal executive offices no later than December 4, 2003. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in Regency's proxy materials. Notice to Regency of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by Regency after December 4, 2003. To ensure prompt receipt by Regency, proposals should be sent certified mail, return receipt requested.

                                  ANNUAL REPORT

         A copy of Regency's annual report for the year ended December 31, 2002 accompanies this proxy statement. Additional copies may be obtained by writing to Diane Ortolano, at Regency's principal executive offices, at the address set forth below.

         A copy of Regency's annual report on Form 10-K will be provided, without charge, upon written request addressed to Ms. Ortolano at Regency's principal executive offices at 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202.

         Regency's annual report to shareholders and Form 10-K are also available on our website at www.regencycenters.com.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by Regency. Regency may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

         PLEASE SPECIFY YOUR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED. IF SUBMITTING YOUR PROXY VIA THE INTERNET PLEASE CAREFULLY FOLLOW THE INSTRUCTIONS ON YOUR PROXY CARD.

                                                                      Appendix 1

                              Amended and Restated
                             Long Term Omnibus Plan

                           REGENCY CENTERS CORPORATION

                             LONG TERM OMNIBUS PLAN

                           REGENCY CENTERS CORPORATION
                             LONG TERM OMNIBUS PLAN

                                Table of Contents

                                                                            Page

Article I.        Purpose.....................................................1
         1.1      Purpose.....................................................1
         1.2      Extension of Plan...........................................1
         1.3      Application of Plan to Prior Awards.........................1

Article II.       Definitions.................................................1
         2.1      Affiliate...................................................1
         2.2      Award.......................................................1
         2.3      Award Agreement.............................................1
         2.4      Board.......................................................1
         2.5      Code........................................................1
         2.6      Committee...................................................1
         2.7      Company.....................................................2
         2.8      Directors' Fees.............................................2
         2.9      Dividend Equivalent Units...................................2
         2.10     Exchange Act................................................2
         2.11     Fair Market Value...........................................2
         2.12     Incentive Stock Option......................................2
         2.13     Key Employee................................................2
         2.14     Non-Employee Director.......................................2
         2.15     Non-Qualified Stock Option..................................2
         2.16     Option......................................................3
         2.17     Participant.................................................3
         2.18     Performance Award...........................................3
         2.19     Plan........................................................3
         2.20     Quarterly Period............................................3
         2.21     Released Securities.........................................3
         2.22     Restricted Stock............................................3
         2.23     Rule 16b-3..................................................3
         2.24     Share Equivalents...........................................3
         2.25     Shares......................................................3
         2.26     Share Value.................................................3
         2.27     Stock Appreciation Right....................................3
         2.28     Stock Right.................................................3

Article III.      Administration..............................................4
         3.1      Committee...................................................4
         3.2      Delegation of Authority.....................................4

Article IV.       Shares......................................................5
         4.1      Number of Shares Available; Shares Subject to Terminated
                  Awards......................................................5
         4.2      Limitation on Outstanding Awards............................5
         4.3      Adjustments.................................................6

         4.4      Individual Limits...........................................6

Article V.        Participation...............................................6

Article VI.       Stock Options and Stock Appreciation Rights.................7
         6.1      Stock Options...............................................7
         6.2      Stock Appreciation Rights...................................8

Article VII.      Dividend Equivalent Units...................................9
         7.1      Dividend Equivalent Units...................................9

Article VIII.     Restricted Stock and Stock Rights...........................9
         8.1      Restricted Stock............................................9
         8.2      Stock Rights...............................................10

Article IX.       Performance Awards.........................................10
         9.1      Performance Awards.........................................10

Article X.        Other Share-Based Awards...................................13
         10.1     Grant of Other Awards......................................13
         10.2     Terms of Other Awards......................................13

Article XI.       Payment of  Director's Fees................................13
         11.1     Payment in Shares..........................................13
         11.2     Optional Payment in Cash...................................13

Article XII.      Terms Applicable to All Awards Granted Under the Plan......13
         12.1     Award Agreement............................................13
         12.2     Consideration for Awards...................................14
         12.3     Awards May Be Granted Separately or Together; No
                  Limitations on Other Awards to Non-Employee Directors......14
         12.4     Limitations on Transfer of Awards..........................14
         12.5     Term.......................................................14
         12.6     Taxes......................................................14
         12.7     Rights and Status of Recipients............................14
         12.8     Awards Not Includable for Benefit Purposes.................15
         12.9     Share Certificates; Representation by Participants;
                  Registration Requirements..................................15
         12.10    Amendments to Awards.......................................15
         12.11    Repricing Prohibited.......................................15
         12.12    Adjustment to Awards Upon Certain Acquisitions.............15
         12.13    Correction of Defects, Omissions, and Inconsistencies......15
         12.14    Compliance with Laws.......................................16

Article XIII.     Amendment and Termination..................................16
         13.1     Amendment..................................................16
         13.2     Termination................................................16

Article XIV.      General Provisions.........................................16
         14.1     Effective Date of the Plan.................................16
         14.2     Term of Plan...............................................16
         14.3     Governing Law; Dispute Resolution..........................16

         14.4     Unfunded Status of Plan....................................17
         14.5     Headings...................................................17
         14.6     Severability...............................................17
         14.7     Gender; Number.............................................17
         Appendix A.........................................................A-1

                           REGENCY CENTERS CORPORATION
                             LONG TERM OMNIBUS PLAN

Article I.      Purpose

        1.1 Purpose. The purpose of the Regency Centers Corporation Long Term Omnibus Plan, as set forth in this document, is to assist Regency Centers Corporation, together with any successor thereto, and its Affiliates, to attract and retain highly competent individuals to serve as Key Employees, consultants or advisors to the Company or an Affiliate, and Non-Employee Directors who will contribute to the Company's success, and to motivate such individuals to achieve long-term objectives which will inure to the benefit of all shareholders of the Company. This Plan is intended to be an amendment to and restatement of the Regency Realty Corporation 1993 Long Term Omnibus Plan.

        1.2 Extension of Plan. Authority to grant Incentive Stock Options under the Regency Realty Corporation 1993 Long Term Omnibus Plan was originally scheduled to expire on September 23, 2003. The Company's Board of Directors approved the amendment, restatement and extension of the Plan (as set forth herein) on March 21, 2003, subject to approval by the Company's shareholders.

        1.3 Application of Plan to Prior Awards. Any Awards granted under the Regency Realty Corporation 1993 Long Term Omnibus Plan prior to March 21, 2003, shall be administered under, and subject to the provisions of, this Plan, except to the extent, if any, the provisions of this Plan, as amended and restated, adversely affect the terms of any such Award.

Article II.     Definitions

        For purposes of this Plan, capitalized terms shall have the following meanings:

        2.1 Affiliate means any entity of which shares (or other ownership interests) having 50 percent or more of the voting power are owned or controlled, directly or indirectly, by the Company. Solely for purposes of determining which employees are eligible for the grant of an Incentive Stock Option, the term "Affiliate" shall apply only to corporate Affiliates.

        2.2 Award means any Non-Qualified Stock Options or Incentive Stock Options, Stock Appreciation Rights, Dividend Equivalent Units, Restricted Stock, Stock Rights, Performance Awards, or any other award made under the terms of the Plan.

        2.3 Award Agreement means a written agreement, contract, or other instrument or document specifically setting forth the terms and conditions of any Award.

        2.4     Board means the Board of Directors of the Company.

        2.5 Code means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.

        2.6 Committee means a committee of the Board designated by the Board to administer the Plan and comprised solely of at least two directors, each of whom must qualify



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as an "outside director" within the meaning of Code Section 162(m) and as a
"non-employee" director within the meaning of Rule 16b-3.

        2.7 Company means Regency Centers Corporation, or any successor thereto.

        2.8 Directors' Fees means the total amount each Non-Employee Director is entitled to receive as fees, including fees for service as a committee member and chair, for serving as a director of the Company, and any attendance or other director fees or payments for other services of the Non-Employee Director to the Company or its Affiliates.

        2.9 Dividend Equivalent Units means the right to receive a payment based on dividends paid on Shares, which right may be awarded as described in
Article VII.

        2.10 Exchange Act means the Securities Exchange Act of 1934, as amended. Any reference to a particular provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.

        2.11 Fair Market Value means, unless otherwise determined by the Committee or Board, as applicable, with respect to a Share on the relevant date,
(a) if the Shares are listed on a national securities exchange, the last sales price as reported for the immediately preceding date on which there was a sale of Shares on such exchange; (b) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the immediately preceding date on which there was a sale of or quotation for Shares on that market; or (c) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee or Board, as applicable. With respect to any other property, the fair market value of such property shall be determined by such methods or procedures as the Committee or Board, as applicable, establishes.

        2.12 Incentive Stock Option means an Option designated as an incentive stock option and that meets the requirements of Code Section 422.

        2.13 Key Employee means any officer or other key employee of the Company or any Affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any Affiliate as determined by the Committee. In connection with any merger, acquisition or other business combination to which the Company or any Affiliate is a party, the Committee is authorized to designate other persons who may be deemed Key Employees for purposes of the Plan (other than with respect to the award of Incentive Stock Options) where such persons are key employees of another party to the business combination (or key employees of any affiliate of such party) but do not become employees of the Company or any Affiliate following the business combination, provided that the Committee determines that granting substitute Awards under the Plan, in place of outstanding awards held by the recipient under one or more plans of the predecessor employer, constitutes appropriate severance compensation.

        2.14 Non-Employee Director means each member of the Board who is not an employee of the Company or any Affiliate.

        2.15 Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.



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        2.16    Option means the right, granted pursuant to Article VI, to purchase Shares at a specified price over a specified period of time, including any replenishment feature which also may be awarded.

        2.17 Participant means any Key Employee, consultant or advisor to the Company, or Non-Employee Director who receives an Award, and to the extent applicable, includes any other individual who holds an outstanding Award (including, but not limited to, any individual who inherits a Participant's Award following the Participant's death).

        2.18 Performance Award means the right, granted pursuant to Article IX, to receive cash and/or Shares at the end of a specified period subject to the attainment of performance goals.

        2.19 Plan means this Regency Centers Corporation Long Term Omnibus Plan, as it may be amended from time to time. The Plan was previously named the "Regency Realty Corporation 1993 Long Term Omnibus Plan."

        2.20 Quarterly Period means a consecutive three month period commencing on the first day of each January, April, July and October.

        2.21 Released Securities mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

        2.22 Restricted Stock means Shares, granted pursuant to Article VIII, that are subject to restrictions on transferability and a risk of forfeiture.

        2.23 Rule 16b-3 means Rule 16b-3 as promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

        2.24 Share Equivalents means securities of the Company or any Affiliate which are convertible into or exchangeable for Shares, including units of limited partnership interest of Regency Centers, L.P. which are exchangeable for Shares, but shall exclude Options and any Shares of special common stock of the Company counted as Shares.

        2.25 Shares mean the shares of common stock of the Company, $.01 par value per share, subject to adjustment under Section 4.3. Shares shall also include shares of special common stock of the Company, $.01 par value per share, except that if shares of special common stock are convertible into a different number of shares of common stock, such shares of special common stock shall be treated as Share Equivalents.

        2.26 Share Value means the value of a Share based on the average of the closing prices of a Share, as the Board determines, during the Quarterly Period.

        2.27    Stock Appreciation Right means the right, granted pursuant to
Article VI, to receive cash and/or Shares equal in value to the appreciation in the Fair Market Value of a Share over a specified period of time.

        2.28 Stock Right means the right, granted pursuant to Article VIII, to receive Shares over a specified period of time.



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

Article III.    Administration

        3.1 Committee. The Committee will administer the Plan; however with respect to Key Employees, consultants or advisors, and the Board will administer the Plan with respect to Non-Employee Directors. If, however, the Committee is not in existence, the Board shall assume the functions of the Committee and all references to the Committee in the Plan shall mean the Board. Subject to the terms of the Plan and applicable law, the Committee or Board, as applicable, shall have full power and authority to:

                (a)     designate eligible individuals to be Participants;

                (b) determine the type or types of Awards to be granted to such Participants;

                (c) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to such Participants;

                (d) determine the terms and conditions of any Award granted to such Participants;

                (e) determine whether, to what extent, and under what circumstances Awards granted to such Participants may be settled or exercised in cash, Shares, other securities, other awards, or other property, or canceled, forfeited, or suspended to the extent permitted in the Plan, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

                (f) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award granted to such Participants shall be deferred either automatically or at the election of the holder thereof;

                (g) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement);

                (h) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

                (i) make any other determination and take any other action that the Committee or Board, as applicable, deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the discretion of the Committee or Board, as applicable, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any shareholder, and any employee of the Company or of any Affiliate.

        3.2 Delegation of Authority. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee with respect to Awards to Key Employees, consultants or advisors, other than those who are subject to the



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

provisions of Section 16 of the Exchange Act and Code Section 162(m) at the time any such delegated authority or responsibility is exercised. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

Article IV.     Shares

        4.1     Number of Shares Available; Shares Subject to Terminated Awards

                (a) Number of Shares Available. The maximum number of Shares which may be issued under this Plan after the restated Effective Date (as specified in Section 14.1) is 5,000,000, of which 2,446,905 Shares represent Shares that were previously approved by shareholders for issuance under the terms of the Regency Realty Corporation 1993 Long Term Omnibus Plan but which were not issued as of the restated Effective Date. Shares available which are not awarded in one particular year may be awarded in subsequent years. Any and all Shares may be issued in respect of any of the types of Awards, provided that
(1) the aggregate number of Shares that may be issued in respect of Restricted Stock Awards, Stock Rights Awards, Performance Awards or Dividend Equivalent Units settled in Shares, and any other Share-Based Awards (other than Options or similar stock purchase rights) which are settled in Shares is 2,750,000, and
(2) the aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 3,000,000. The Shares to be offered under the Plan may be authorized and unissued Shares or treasury Shares.

                (b) Shares Subject to Terminated Awards. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any Shares subject to such Award may again be subject to new Awards under this Plan. In the event the exercise price of an Option is paid in whole or in part through the delivery (or withholding) of Shares, only the net number of Shares issued in connection with the exercise of the Option shall reduce the number of Shares reserved for issuance under the Plan. In the event that a Participant satisfies his or her withholding tax payments related to an Award in whole or in part through the delivery (or withholding) of Shares pursuant to Section 12.6, the Shares delivered (or withheld) in payment in respect of such withholding tax payments may be subject to new Awards under this Plan. The provisions set forth in this Section 4.1(b) for calculating the replenishment of Shares reserved for issuance under the Plan shall apply to all Awards issued under this Plan prior to and after the restated Effective Date and all Shares delivered (or withheld) in payment of an exercise price or tax withholding with respect to any such Award. Notwithstanding the foregoing, Shares delivered (or withheld) in payment of an option exercise price or in respect of withholding tax payments related to an Award may not be subject to new Incentive Stock Options under this Plan.

        4.2 Limitation on Outstanding Awards(a). At any one time, the number of Shares covered by an outstanding Award or to which an outstanding Award relates (whether granted prior to or after the restated Effective Date) may not exceed twelve (12) percent of the Company's then outstanding Shares and Share Equivalents except that this twelve (12) percent limitation shall not invalidate any Awards made prior to a decrease in the number of outstanding Shares or Share Equivalents even though such Awards have resulted or may result in Shares constituting more than twelve (12) percent of the then outstanding Shares and Share Equivalents. The number of Shares covered by an Award, or to which such Award relates, shall be counted on the date of grant of such Award against the limit described in this Section 4.2.



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

Any Shares issued pursuant to an Award, including Shares issued upon the exercise of an Option, shall cease to be considered subject to an Award for purposes of this Section 4.2 unless such Shares are subject to a risk of forfeiture because they are not vested.

        4.3 Adjustments. In the event that the Committee or Board, as applicable, determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of securities of the Company, or other similar corporate transaction or event, affects the Shares such that the Committee or Board, as applicable, determines an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under an Award or the Plan, then the Committee or Board, as applicable, may, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares subject to the Plan and which thereafter may be issued under the Plan, including the individual limits described in Section 4.4, (b) the number and type of Shares subject to outstanding Awards, (c) the grant, purchase, or exercise price with respect to any Award, and (d) the number and type of outstanding Dividend Equivalent Units; or, if deemed appropriate, make provisions for a cash payment to the holder of an outstanding Award in lieu of any such adjustment; provided, however, that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event (other than any such transaction in which the Company is the continuing corporation and in which the outstanding common stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee or Board, as applicable, may substitute, on an equitable basis as the Committee or Board, as applicable, determines, for Shares then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock are or will be entitled in respect of such Shares pursuant to the transaction.

        4.4 Individual Limits. Notwithstanding any other provision of the Plan, with respect to Awards that are intended to satisfy the requirements for performance-based compensation under Code Section 162(m):

                (a) the maximum number of Options and Stock Appreciation Rights, in the aggregate, which may be awarded pursuant to Article VI to any individual Key Employee during any calendar year is 800,000 Shares and/or Rights;

                (b) the maximum number of Shares of Restricted Stock and/or Shares subject to a Stock Rights Award that may be granted pursuant to Article VIII to any individual Key Employee during any calendar year is 400,000 Shares; and

                (c) the maximum amount payable (in cash, Shares valued at Fair Market Value at the date of issuance, or a combination of both) with respect to all Performance Awards granted pursuant to Article IX to any individual Key Employee during a calendar year is $5,000,000.

Article V.      Participation

                The Committee may designate any Key Employee, including any executive officer or employee-director of the Company or any Affiliate, or consultant or advisor to the



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

Company or an Affiliate, as a Participant. The Board may designate any Non-Employee Director as a Participant.

Article VI.     Stock Options and Stock Appreciation Rights

        6.1 Stock Options. Subject to the terms of the Plan, the Committee may grant to Key Employees, consultants or advisors, and the Board may grant to Non-Employee Directors, Options with such terms and conditions as the Committee or Board, as applicable, determines.

                (a) Terms and Conditions of Options. Subject to the terms of the Plan, at the time of grant of an Option, the Committee or Board, as applicable, shall determine:

                        (1) whether the Option will be a Non-Qualified or Incentive Stock Option, provided that Incentive Stock Options may only be granted to Key Employees;

                        (2) the date of grant, which may not be earlier than the date on which the Committee or Board, as applicable, approves such grant;

                        (3) the exercise price per Share, which may not be less than 100% of the Fair Market Value of a Share on the date of grant;

                        (4)     the number of Shares subject to the Option;

                        (5) the term of the Option, provided that no Incentive Stock Option shall be exercisable more than ten years after the date of grant;

                        (6) whether the Option will be subject to performance targets and waiting periods, and the manner in which and within such period or periods the Option will be exercisable (including but not limited to in installments);

                        (7) the method or methods by which payment of the exercise price of the Option may be made or deemed to have been made (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Shares may be issued directly to the Participant's broker or dealer upon receipt of the purchase price in cash from the broker or dealer), and the form or forms of payment, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price; provided that no Shares shall be issued until full payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to Shares subject to the Option when the Participant has given written notice of exercise and has paid for such Shares as provided herein. Notwith-standing the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of Shares issued on exercise of the Option shall be subject to the same restrictions and conditions for the remainder of the restriction period applicable to the Restricted Stock surrendered therefor; and

                        (8) any other terms and conditions that are not inconsistent with the terms of this Plan.



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

                (b) Incentive Stock Options. The terms of any Incentive Stock Option shall comply in all respects with the provisions of Code Section 422, and any regulations promulgated thereunder.

                (c) Replenishment Feature. The Committee or Board, as applicable, may specify, at the time of grant or, with respect to Non-qualified Stock Options, at or after the time of grant, that a Participant's Options, in part or in whole, shall include a "replenishment feature." The replenishment feature provides that at such time as the original Option is exercised, the Participant will automatically be granted a new Option to purchase a number of Shares equal to the number of Shares used by the Participant to pay the Option exercise price on the original Option (the "Payment Shares"), provided that, unless determined otherwise by the Committee or Board, as applicable, the replenishment Option will not be granted unless (1) the Participant has owned the Payment Shares for at least six (6) months prior to tendering such Payment Shares and (2) the Fair Market Value of a Share has increased by at least twenty percent (20%) over the exercise price per Share under the Option as of the date of exercise. If a replenishment Option is granted to the Participant, the Participant will be prohibited from tendering a number of Shares issued upon the exercise of the original Option equal to the Payment Shares (the "Replacement Shares") to pay the exercise price of any subsequent Option exercise for at least six (6) months from the date on which the Replacement Shares are issued.
A replenishment Option shall have an exercise price equal to the Fair Market Value of the Shares on the date it is granted and shall expire on the stated expiration date of the original Option. The Committee or Board, as applicable, may determine such other terms and conditions for the replenishment Option that are not inconsistent with the terms of the Plan.

        6.2 Stock Appreciation Rights. Subject to the terms of the Plan, the Committee may grant to Key Employees, consultants or advisors, and the Board may grant to Non-Employee Directors, Stock Appreciation Rights with such terms and conditions as the Committee or Board, as applicable, determines. Stock Appreciation Rights granted in tandem with Incentive Stock Options may only be granted simultaneously with the grant of the related Incentive Stock Option. Subject to the terms of the Plan, the Committee or Board, as applicable, shall determine at the time of grant with respect to each Stock Appreciation Right:

                (a) the date of grant, which may not be earlier than the date on which the Committee or Board, as applicable, approves such grant;

                (b) the grant price, which may not be less than 100% of the Fair Market Value of a Share on the date of grant;

                (c) the number of Shares with respect to which the Stock Appreciation Right is granted;

                (d) the term, methods of exercise, methods of settlement (including whether Stock Appreciation Rights will be settled in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and

                (e) any other terms and conditions that are not inconsistent with the terms of the Plan.

In addition, the Committee or Board, as applicable, may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it deems appropriate.



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Article VII.    Dividend Equivalent Units

        7.1 Dividend Equivalent Units. Subject to the terms of the Plan, the Committee may grant to Key Employees, consultants or advisors, and the Board may grant to Non-Employee Directors, Dividend Equivalent Units with such terms and conditions as the Committee or Board, as applicable, determines. Subject to the terms of the Plan, at the time of grant of a Dividend Equivalent Unit, the Committee or Board, as applicable, shall determine:

                (b) the date of grant, which may not be earlier than the date on which the Committee or Board, as applicable, approves such grant;

                (c) the number of Shares with respect to which the Dividend Equivalent Unit is granted;

                (d) the method for determining the value of a Dividend Equivalent Unit;

                (e) the timing and methods of settlement (including whether Dividend Equivalent Units will be settled in cash, Shares, other securities, other Awards, other property, or any combination thereof); and

                (f) any other terms and conditions that are not inconsistent with the terms of the Plan.

Article VIII.   Restricted Stock and Stock Rights

        8.1 Restricted Stock. Subject to the terms of the Plan, the Committee may grant to Key Employees, consultants or advisors, and the Board may grant to Non-Employee Directors, Awards of Restricted Stock with such terms and conditions as the Committee or Board, as applicable, determines.

                (a) Restrictions. The Committee or Board as applicable, may grant to any Key Employee, consultant, advisor or Non-Employee Director an Award of Restricted Stock in such number, and subject to such terms and conditions relating to forfeitability (whether based on performance standards, periods of service or otherwise) and relating to restrictions (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee or Board, as applicable, deems appropriate; provided that with respect to any Award of Restricted Stock intended to qualify as performance-based compensation under Code Section 162(m), the lapsing of the restrictions shall be subject to the performance targets specified in Section 9.1(b).

                (b) Registration. The Committee or Board, as applicable, shall determine the manner in which Restricted Stock will be evidenced, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee or Board, as applicable) referring to the terms, conditions, and restrictions applicable to such Restricted Stock. In addition, the Company may hold Shares of Restricted Stock in escrow pending the lapse of the restrictions, unless otherwise determined by the Committee or Board, as applicable.



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

                (c) Shareholder Rights. Unless otherwise determined by the Committee or Board, as applicable, and provided in an Award Agreement, a Participant shall become a shareholder of the Company with respect to all Shares of Restricted Stock and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive dividends (or dividend equivalents); provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions, and evidenced in the same manner, as such Restricted Stock.

                (d) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock, one or more stock certificates for the appropriate number of Shares, free of restrictions, shall be delivered to the Participant, or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed upon request of the Participant.

                (e) Forfeiture. Unless the Committee or Board, as applicable, determines otherwise and sets forth in the Award Agreement, upon termination of employment or service of a Participant (as determined under criteria established by the Committee or Board, as applicable) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided, however, that the Committee or Board, as applicable, may, when it finds that a waiver would be in the interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock.

        8.2 Stock Rights. Subject to the terms of the Plan, the Committee may grant to Key Employees, consultants or advisors, and the Board may grant to Non-Employee Directors, Stock Rights with such terms and conditions as the Committee or Board, as applicable, determines. Subject to the terms of the Plan, the Committee or Board, as applicable, shall determine at the time of grant with respect to each Stock Right Award:

                (a) the number of Shares with respect to which such Award relates;

                (b) the conditions for issuance of the Shares subject to the Award (whether based on performance standards, periods of service or otherwise); and

                (c) any other terms and conditions that are not inconsistent with the terms of the Plan;

provided that with respect to any Stock Rights intended to qualify as performance-based compensation under Code Section 162(m), the issuance of the Shares subject to the Award shall be subject to the performance targets specified in Section 9.1(b).

Article IX.     Performance Awards

        9.1 Performance Awards. Subject to the terms of the Plan, the Committee may grant to Key Employees, consultants or advisors, and the Board may grant to Non-Employee Directors, Performance Awards with such terms and conditions as the Committee or Board, as applicable, determines.



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

                (a) Issuance. A Performance Award shall consist of the right to receive a payment of cash and/or Shares measured by:

                        (1) the Fair Market Value of a specified number of Shares at the end of the performance period, or

                        (2) the increase in the Fair Market Value of a specified number of Shares during the performance period, or

                        (3) a fixed amount payable at the end of the performance period,

in each case contingent upon the extent to which certain predetermined performance targets have been met during the performance period.

                (b) Performance Targets. The performance targets may include individual performance standards or specified levels of funds from operations, earnings per share, return on investment, return on shareholder equity and/or such other goals related to the performance of the Company, an Affiliate, or any unit or division thereof, as may be established by the Committee or Board, as applicable, in its sole discretion; provided that with respect to Performance Awards that are intended to qualify as performance-based compensation under Code
Section 162(m), the Committee may select from only one or more of the following performance targets:

                        (1)     Funds from operations;
                        (2) Funds from operations per share, basic or diluted;
                        (3) Increases in funds from operations or in funds from operations per share;
                        (4)     Dividends per share;
                        (5)     Increases in dividends per share;
                        (6)     Net income;
                        (7)     Net income for common stockholders;
                        (8)     Net income per share, basic or diluted;
                        (9)     Increases in any measure of net income;
                        (10)    Revenue growth;
                        (11)    Lease renewal rates;
                        (12)    Increases in percentage rent;
                        (13) Per square foot measures, including increases in gross leasable area or in rent per square foot of gross leasable area or in developments initiated, completed or leased;
                        (14)    Occupancy rates;
                        (15)    Development profits;
                        (16)    Net operating profit;
                        (17) Return measures (including, but not limited to, return on assets, capital or equity);
                        (18) Cash flow (including, but not limited to, operating cash flow and free cash flow);
                        (19)    Cash flow return on capital;
                        (20) Earnings before or after taxes, interest, depreciation, and/or amortization;
                        (21)    Gross or operating margins;
                        (22)    Productivity ratios;

                        (23) Share price (including, but not limited to, growth measures and total shareholder return);
                        (24)    Expense targets;
                        (25) General and administrative expenses as a percentage of total revenues;
                        (26)    Margins;
                        (27)    Operating efficiency;
                        (28)    Tenant satisfaction;
                        (29)    Working capital targets;
                        (30) Debt and debt-related ratios, including debt to total market capitalization and fixed charge coverage ratios;
                        (31) Investments in real estate owned directly or indirectly through investments in ventures; and
                        (32)    Net asset value per share.

The Committee may use any of the above performance target(s) to measure the performance of the Company or an Affiliate as a whole, or any business unit of such entity, or any combination thereof, or may provide that any of the above performance targets will be compared to the performance of a group of comparable companies, or published or special index, or the Committee may select performance target (23) above as compared to various stock market indices.

The Committee or Board, as applicable, in its sole discretion, but only under circumstances when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement as determined by the Committee or Board, as applicable, may change the performance targets for any performance period at any time prior to the final determination of the Award; provided that such discretion is precluded to the extent the Committee could increase the compensation otherwise payable under any Award intended to qualify as performance-based compensation under Code Section 162(m).

                (c) Earning Performance Awards. At the date of grant, the Committee or Board, as applicable, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the performance targets. The degree of attainment of performance targets shall be determined in writing by the Committee or Board, as applicable, as of the last day of the Award period. In the event the minimum performance targets are not achieved, no payment shall be made to the Participant.

                (d) Payment of Earned Performance Awards. The Committee or Board, as applicable, shall determine whether payment of earned Performance Awards shall be made in cash or Shares (based on the Fair Market Value of a Share on the last day of the Award period), or a combination of cash and Shares. Payment normally will be made as soon as practicable following the end of a performance period; provided that the Committee or Board, as applicable, may permit deferral of the payment of all or a portion of a Performance Award upon the request of the Participant timely made in accordance with rules the Committee or Board, as applicable, prescribes. Deferred amounts may generate earnings for the Participant under the conditions of a separate agreement approved by the Committee or Board, as applicable, and executed by the Participant. The Committee or Board, as applicable, may define in the Award Agreement such other conditions of payment of earned Performance Awards as it may deem desirable in carrying out the purposes of the Plan.

                (e) Change in Performance Targets. In the event that applicable tax and/or securities laws change to permit the Committee to alter the governing performance targets without obtaining shareholder approval of such changes, the Committee may make such changes without obtaining shareholder approval; otherwise, the performance targets listed in this Article IX must be re-approved by shareholders of the Company every five (5) years in order for certain Awards granted after such date to qualify as performance-based compensation under Code Section 162(m).

Article X.      Other Share-Based Awards

        10.1 Grant of Other Awards. Subject to the terms of the Plan, the Committee may grant to Key Employees, consultants or advisors, and the Board may grant to Non-Employee Directors, other Awards, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards. Subject to the provisions of the Plan, the Committee or Board, as applicable, may determine the persons to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Company and the Participant, which Award Agreement shall contain such provisions as the Committee or Board, as applicable, determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

        10.2 Terms of Other Awards. In addition to the terms and conditions specified in the Award Agreement, Shares issued as a bonus pursuant to this
Article X shall be issued for such consideration as the Committee or Board, as applicable, determines, but purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

Article XI.     Payment of  Director's Fees

        11.1 Payment in Shares. During the term of this Plan, each Non-Employee Director shall receive his or her Directors' Fees, in the form of quarterly payments in arrears, in the form of Shares, unless the Non-Employee Director elects to receive such payment in cash in accordance with Section 11.2. The total number of Shares to be issued to a Non-Employee Director pursuant to this Section 11.1 shall be determined by dividing the dollar amount of the Directors' Fees due for the payment period by the Share Value and rounding to the nearest whole Share. The Shares issuable to Non-Employee Directors hereunder shall be issued on the first business day immediately following the payment period.

        11.2 Optional Payment in Cash. Non-Employee Directors who would otherwise receive payment of their Directors' Fees in Shares may make a written election prior to the payment date, in the manner and form prescribed by the Board, to receive payment of all or a portion of such Directors' Fees in cash.

Article XII.    Terms Applicable to All Awards Granted Under the Plan

        12.1 Award Agreement. No person shall have any rights under any Award unless and until the Company and the Participant to whom such Award is granted execute and deliver an Award Agreement or any other Award acknowledgment authorized by the Committee or Board, as applicable, that expressly grants the Award to such person. If there is any conflict between the provisions of an Award Agreement and the terms of the Plan, the terms of the Plan shall control.

        12.2 Consideration for Awards. The Committee or Board, as applicable, shall determine whether Awards will be granted to Participants with or without cash consideration.

        12.3 Awards May Be Granted Separately or Together; No Limitations on Other Awards to Non-Employee Directors. Subject to the limitations of Section
6.2 regarding Stock Appreciation Rights, Awards to Participants may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate, and the terms and conditions of an Award need not be the same with respect to each such Participant. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Grants to Non-Employee Directors pursuant to the Plan shall not limit the rights of such Non-Employee Directors to receive awards or other benefits provided under other plans of the Company or of any Affiliate.

        12.4 Limitations on Transfer of Awards. Awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that the Committee or Board, as applicable, may allow a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant's death, or (b) transfer any award, in the manner and to the extent specified by the Committee or Board, as applicable. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

        12.5 Term. Except as otherwise provided in the Plan, the Committee or Board, as applicable, shall determine the term of each Award.

        12.6 Taxes. The Company or any Affiliate shall be entitled to withhold from any amount otherwise payable to a Participant (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company or an Affiliate with respect to any amount payable and/or Shares issuable to such Participant under the Plan, or with respect to any income recognized upon the lapse of restrictions applicable to an Award or upon a disqualifying disposition of Shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or Shares upon the grant, exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The Company shall determine the amount of such withholding or tax payment, which shall be payable by the Participant at such time as the Company determines. The Committee may prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Company or an Affiliate or the withholding from the Award, at the appropriate time, of a number of Shares sufficient, based upon the Fair Market Value of such Shares, to satisfy such tax withholding requirements. The Committee may establish such rules and procedures relating to withholding methods as it deems necessary or appropriate, including provisions for making additional withholding tax payments in the form of Shares.

        12.7 Rights and Status of Recipients. No Participant or other person has any claim or right to be granted an Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or any Affiliate.

        12.8 Awards Not Includable for Benefit Purposes. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

        12.9 Share Certificates; Representation by Participants; Registration Requirements. In addition to the restrictions imposed pursuant to Article VIII hereof, all certificates for Shares delivered under the Plan, whether pursuant to any Award or the exercise thereof or otherwise, shall be subject to such stop transfer orders and other restrictions as the Committee or Board, as applicable, deems advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable Federal or state securities laws, and the Committee or Board, as applicable, may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee or Board, as applicable, may require each Participant or other person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other person is acquiring the Shares without a view to the distribution thereof.

        12.10 Amendments to Awards. Subject to the limitations contained in the Plan, the Committee or the Board, as applicable, may, in whole or in part, waive any conditions or other restrictions with respect to, and may amend, alter, suspend, discontinue, or terminate any Award granted to a Participant, prospectively or retroactively, but no such action shall impair the rights of any Participant without his or her consent except as provided in Sections 4.3 and 12.12.

        12.11 Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Sections 4.3 and 12.12, the Committee, the Board and each other person is prohibited from decreasing the exercise price for any outstanding Option granted to a Participant under this Plan after the date of grant or allowing a Participant to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

        12.12 Adjustment to Awards Upon Certain Acquisitions. In addition to and not in lieu of the authority granted the Committee or Board, as applicable, under Section 4.3, in the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee or Board, as applicable, may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards granted to Participants as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan to Participants as so adjusted.

        12.13 Correction of Defects, Omissions, and Inconsistencies. The Committee or Board, as applicable, may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it deems desirable to effectuate the intent of the Plan or such Award.

        12.14 Compliance with Laws. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, and to Company policies that affect the issuance and or transfer of Shares or other securities issued by the Company. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

                (a) obtaining any approvals from governmental agencies and national securities exchanges that the Company determines are necessary or advisable; and

                (b) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

Article XIII.   Amendment and Termination

        13.1 Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any part hereof at any time it deems necessary or appropriate; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this Article XIII) adversely affect any Award granted and then outstanding under the Plan, without the consent of the Participant; and provided, further, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by applicable law or the listing requirements of the principal securities exchange or market on which the Shares are then traded. In addition, the Committee in its sole discretion may make ministerial, administrative and other non-material amendments to the Plan. Notwithstanding the foregoing, the Board and Committee are prohibited from amending the provisions of the Plan that prohibit the repricing of Options without shareholder approval.

        13.2 Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted after the termination of the Plan; provided that, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the date of the Plan's termination, and, to the extent set forth in the Plan, the authority of the Committee or Board, as applicable, to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board or Committee to amend the Plan, shall extend beyond such date.

Article XIV.    General Provisions

        14.1 Effective Date of the Plan. The Plan shall be effective as of March 21, 2003.

        14.2 Term of Plan. The term of the Plan shall be indefinite except that no Incentive Stock Option shall be granted under the Plan after March 21, 2013.

        14.3 Governing Law; Dispute Resolution. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the state of Florida and applicable federal laws, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Any dispute, controversy or claim between the Company and a recipient of an Award or other person arising out of or relating to the Plan or an Award Agreement shall be settled by arbitration conducted in the City of Jacksonville in accordance with the Commercial Rules of the American Arbitration Association then in force and Florida law within 30 days after written notice from one party to the other requesting that the matter be submitted to arbitration. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. Failure to initiate arbitration within this time period will result in waiver of any right to bring arbitration or any other legal action with respect to the Plan, any Award or any Award Agreement. The arbitration decision or award shall be binding and final upon the parties. The arbitration award shall be in writing and shall set forth the basis thereof. The existence, contents or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. The parties shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. The Company shall reimburse the Participant for all costs and expenses (including, without limitation, reasonable attorneys' fees, arbitration and court costs and other related costs and expenses) the Participant reasonably incurs as a result of any dispute or contest regarding the Plan, any Award or any Award Agreement and the parties' rights and obligations hereunder if, and when, the Participant prevails on at least one material claim; otherwise, each party shall be responsible for its own costs and expenses.

        14.4 Unfunded Status of Plan. Unless otherwise determined by the Committee or Board, as applicable, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee or Board, as applicable) shall be no greater than the right of an unsecured general creditor of the Company.

        14.5 Headings. Section headings are used in the Plan for convenience only, do not constitute a part of the Plan, and shall not be deemed in any way to be material or relevant to the construction or interpretation of the Plan or any provision thereof.

        14.6 Severability. Whenever possible, each provision in the Plan and every Award and right at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award or right at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award or right at any time granted under the Plan shall remain in full force and effect.

        14.7 Gender; Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

                           REGENCY CENTERS CORPORATION
                             LONG TERM OMNIBUS PLAN

                                   Appendix A

         Any Awards of DEU Options granted prior to the restated Effective Date of the Plan (as specified in Section 14.1) are subject to the following terms and conditions:

                (a) Dividend Equivalent Unit Account. With respect to the number of Shares subject to a DEU Option, a notional number of shares shall be credited to an account ("Dividend Equivalent Account") to be established for the Participant, which account shall be unfunded and unsecured and shall be held with the general assets of the Company. Each such credit shall be recorded as of the first business day of the calendar quarter immediately following each record date for a cash dividend declared on Shares for any DEU Option which is outstanding on such record date. The notional share amounts (such amounts, together with any amounts credited pursuant to (b) below, the "Dividend Equivalent Units") credited to the Participant's Dividend Equivalent Account shall be the aggregate number of Shares, rounded to the nearest whole Share, derived by (1) multiplying (x) the Net Dividend Rate by (y) the exercise price of the DEU Option, (2) dividing the product thereof by four (or whatever other multiplier was used in arriving at the annualized dividend rate), (3) multiplying the resultant quotient by the number of Shares subject to the unexercised portion of the DEU Option as of the dividend record date, and (4) dividing the product thereof by the average closing price of a Share during the immediately preceding calendar quarter on the principal exchange on which the Shares are traded. For example, assume that (1) on January 1, 2000 the Committee awards a DEU Option to a Key Employee for 1,000 Shares having an exercise price of $25 per Share, (2) on January 1, 2000, the average annual yield of the Standard and Poors 500 Index is 1.5%, (3) the Board declares a quarterly dividend of $0.50 for shareholders of record as of February 10, 2000, (4) the Participant has not exercised the DEU Option as of February 10, 2000, and (5) the average closing price for Shares on the New York Stock Exchange during the calendar quarter ending March 31, 2000 is $26. The Net Dividend Rate for the DEU Option is 4 times $0.50 divided by $25, i.e., 8.0%, less 1.5%, or 6.5%. As of April 3, 2000, the first business day of the next calendar quarter, there would be credited to the Participant's Dividend Equivalent Account the number of Dividend Equivalent Units as follows: First, 6.5% times $25 divided by 4 times 1,000 Shares equals $406.25. Next, $406.25 divided by $26 equals 15.625 Shares, or 16 Dividend Equivalent Units, rounded to the nearest whole number.

                (b) Additional Credits. Dividend Equivalent Units shall be credited for each Dividend Equivalent Unit on the same basis as on the Shares subject to the unexercised portion of the DEU Option, except that the actual dividend rate per Share shall be used instead of the Net Dividend Rate.

                (c) Vesting and Payment. Unless the Committee determines otherwise with respect to DEU Options awarded to Key Employees, Dividend Equivalent Units (including Dividend Equivalent Units paid on DEU Options issued to Non-Employee Directors) shall be subject to the following terms and conditions:

                        (1) Dividend Equivalent Units shall vest in accordance with the vesting schedule applicable to the DEU Option with respect to which the Dividend Equivalent Unit was awarded.

                        (2) All Dividend Equivalent Units which are not vested upon the Participant's date of termination of employment (or termination as a Non-Employee Director, as the case may be) shall be forfeited.

                        (3) All vested Dividend Equivalent Units shall be paid on the date of termination of employment (or termination as a Non-Employee Director, as the case may be), or the date of exercise of the Option (or portion thereof) to which such Dividend Equivalent Units pertain.

The Committee, or the Board with respect to DEU Options granted to Non-Employee Directors, may revise the procedure for determining the value of Shares, the Net Dividend Rate and the crediting date for Dividend Equivalent Units if the Committee or Board, as applicable, determines that such revised procedure simplifies the administration of Dividend Equivalent Units or more fairly reflects the intent hereof and the Committee or Board, as applicable, determines that the impact of such revision is not significant in terms of the amount to be credited to Dividend Equivalent Accounts.

                (d) Definitions. For purposes of this Appendix A, capitalized terms shall have the following meanings:

                        (1) DEU Option means an Option that includes the right to receive Dividend Equivalent Units.

                        (2) Dividend Equivalent Account means an account established for a Participant to which are credited Dividend Equivalent Units for any DEU Option held by the Participant.

                        (3) Dividend Equivalent Units means the right to receive additional Shares, based on dividends paid on Shares, which right may be awarded with respect to an Option.

                        (4) Net Dividend Rate (a) means, as to any dividend record date, the cash dividend in question computed on an annualized basis, divided by the exercise price of the DEU Option, less the average annual dividend yield on the date the DEU Option was awarded for the companies included in the Standard and Poors 500 Index (or such other similar index selected by the Committee), as determined under procedures the Committee establishes.

                           REGENCY CENTERS CORPORATION
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 6, 2003


         The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, appoints Martin E. Stein, Jr., Mary Lou Fiala and Bruce M. Johnson, and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock of Regency Centers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 6, 2003, and any and all adjournments thereof, in the manner specified.

         1. Election of Directors nominated by the Board of Directors to serve in the following Classes:


              Class I:        (01) Mary Lou Fiala                    Class III:    (05) Joseph E. Parsons
                              (02) C. Ronald Blankenship
                              (03) Douglas S. Luke
                              (04) Terry N. Worrell


         [_]    FOR all nominees listed   [_]   WITHHOLD AUTHORITY     INSTRUCTION: To withhold authority to vote
                (except as marked to            to vote for all        for any individual nominee, strike through
                the contrary. See               nominees.              that nominee's name.
                instruction to the
                right).

         2.  Amendment and restatement of Regency's 1993 Long-Term Omnibus Plan.


         [_]   FOR               [_]  AGAINST             [_]  ABSTAIN

           (Continued and to be SIGNED and dated on the reverse side.)

                       YOU MAY VOTE TOLL-FREE BY TELEPHONE
                               OR ON THE INTERNET
                     (OR BY COMPLETING THE PROXY CARD BELOW
                            AND RETURNING IT BY MAIL)


               (Available only until 3:00 pm EDST on May 5, 2003)
                        TO VOTE BY TELEPHONE OR INTERNET,
                     USE THE CONTROL NUMBER IN THE BOX BELOW

           Call Toll-Free                       To vote by Internet,
 available on a Touch-Tone Telephone    have this form and follow the directions
   24 hours a day, 7 days a week                  when you visit:
           1-888-216-1308                  https://www.proxyvotenow.com/reg
Have this form available when you call
the toll-free number. Then, enter your
         control number and
      follow the simple prompts.
                                                CONTROL NUMBER FOR
                                             TELEPHONIC/INTERNET VOTING




                             Do not return this card
                   if you have voted by telephone or internet.

                   FOLD AND DETACH HERE AND READ REVERSE SIDE

________________________________________________________________________________

                          (Continued from reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH PROPOSAL.

         Should any other matters requiring a vote of the shareholders arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

Dated:________________, 2003
                                          ________________________________(SEAL)


                                          ________________________________(SEAL)

(Please sign exactly as name or names appear hereon. Executors, administrators, trustees or other representatives should so indicate when signing.)